As filed with the Securities and Exchange Commission on March 5, 2007

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEWMARKET CORPORATION*

(Exact name of registrant as specified in its charter)

Virginia	2860	20-0812170
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

330 South Fourth Street

Richmond, Virginia 23219

(804) 788-5000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

David A. Fiorenza

Vice President and Treasurer

330 South Fourth Street

Richmond, Virginia 23219

(804) 788-5000

(Name, address, including zip code, and telephone number,

including area code, of agent for service of process)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

W. Lake Taylor, Jr., Esq.

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 E. Byrd Street

Richmond, Virginia 23219

(804) 788-8200

*	Certain subsidiaries of NewMarket Corporation listed below are also included as co-registrants.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed exchange offer described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

7 1/8% Senior Notes due 2016	$150,000,000	N/A	$150,000,000	$4,605(2)

Guarantees related to the 7 1/8% Senior Notes due 2016	N/A	N/A	N/A	N/A (3)

(1)	The Registration Statement covers the maximum principal amount of notes of the Registrant that may be issued in connection with the exchange offer described herein.

(2)	The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933. For purposes of this calculation, the offering price per note was assumed to be the stated principal amount of each original note that may be received by the Registrant in the exchange offer in which the notes will be offered.

(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable because the guarantees relate to other securities that are being registered concurrently.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

(Name of Additional Registrant)	(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Afton Chemical Corporation	Delaware	2860	43-0925088	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Afton Chemical Intangibles LLC	Virginia	2860	83-0398205	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Afton Chemical Asia Pacific LLC	Virginia	2860	83-0398206	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Afton Chemical Canada Holdings, Inc.	Virginia	2860	20-1212671	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Afton Chemical Japan Holdings, Inc.	Virginia	2860	55-0829095	Sumitomo Fudousan Sanbancho Bldg. 5F, 6-26, Sanbancho, Chiyoda-ku, Tokyo, 102-0075, Japan
Afton Chemical Additives Corporation	Virginia	2860	54-1781773	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Ethyl Corporation	Virginia	2860	54-0118820	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Ethyl Asia Pacific LLC	Virginia	2860	83-0398209	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Ethyl Canada Holdings, Inc.	Virginia	2860	55-0829100	5045 South Service Road, Suite 101, Burlington, Ontario L7L 6M9, Canada
Ethyl Export Corporation	Virginia	2860	54-0912506	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Ethyl Interamerica Corporation	Delaware	2860	13-6106829	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Ethyl Ventures, Inc.	Virginia	2860	54-1393592	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Interamerica Terminals Corporation	Virginia	2860	13-2518907	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
The Edwin Cooper Corporation	Virginia	2860	54-1315065	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
NewMarket Investment Company	Virginia	2860	20-3304046	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
NewMarket Services Corporation	Virginia	2860	20-1212437	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Old Town LLC	Virginia	2860	54-2033794	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
NewMarket Development Corporation	Virginia	2860	20-8136516	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Foundry Park I, LLC	Virginia	2860	20-8136516	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Foundry Park II, LLC	Virginia	2860	20-8136516	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Gamble’s Hill, LLC	Virginia	2860	20-8136516	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Gamble’s Hill Tredegar, LLC	Virginia	2860	20-8136516	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Gamble’s Hill Lab, LLC	Virginia	2860	20-8136516	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Gamble’s Hill Landing, LLC	Virginia	2860	20-8136516	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000
Gamble’s Hill Third Street, LLC	Virginia	2860	20-8136516	330 South 4th Street, Richmond, Virginia 23219; 804-788-5000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 5, 2007

PROSPECTUS

NEWMARKET CORPORATION

OFFER TO EXCHANGE

up to $150,000,000

Principal Amount Outstanding

7  1/8% Senior Notes due 2016

for

a like Principal Amount of

7  1/8% Senior Notes due 2016

That Have Been Registered under the Securities Act of 1933

THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON                     , 2007

The Exchange Offer

•

We are offering to exchange up to $150,000,000 of our 7 1/8% Senior Notes due 2016, which we refer to as the exchange notes, that have been registered under the Securities Act of 1933 for a like principal amount of our outstanding 7 1/8% Senior Notes due 2016, which we refer to as the old notes, that were issued on December 12, 2006 and that were not registered under the Securities Act.

•	We will exchange all outstanding old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of notes.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•	The exchange of old notes for exchange notes should not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any cash proceeds from the exchange offer.

The Exchange Notes

•

The form and terms of the exchange notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the exchange notes.

•	We will pay interest on the exchange notes on June 15 and December 15 of each year, commencing on June 15, 2007.

•	The exchange notes will mature on December 15, 2016.

•

The exchange notes will be our senior unsecured obligations and will rank equally in right of payment with all of our senior unsecured indebtedness. The exchange notes will be guaranteed on a senior unsecured basis by all of our wholly-owned domestic subsidiaries.

•

We may redeem some or all of the exchange notes at any time on or after December 15, 2011 at the redemption prices set forth in this prospectus. We may redeem up to 35% of the aggregate principal amount of the exchange notes using net proceeds from certain equity offerings completed prior to December 15, 2009. We may also redeem some or all of the exchange notes at any time at the redemption price and the make-whole premium set forth in this prospectus. There is no sinking fund for the exchange notes. Holders may require us to repurchase the exchange notes upon a change of control.

•

There is no established trading market for the exchange notes or the old notes. We do not intend to apply for listing of the exchange notes on any national securities exchange or for quotation through any quotation system.

You should carefully consider the “ Risk Factors” beginning on page 8 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is                      , 2007.

In making your decision to participate in the exchange offer, you should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

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MARKET AND INDUSTRY DATA

This prospectus includes market share and industry data and forecasts that we obtained from internal company surveys, market research, publicly available information and industry publications and surveys. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal company surveys, forecasts and market research, which we believe to be reliable based upon management’s knowledge of the industry, have not been verified by any independent sources. Except where otherwise noted, statements as to our position relative to our competitors or as to market position or market share refer to the most recent available data.

TRADEMARKS

The names of our principal products and processes used in this prospectus, including BioTEC™, GREENBURN®, HiTEC®, MMT® and TecGARD™, among others, are trademarks of NewMarket Corporation. In addition, the names Afton Chemical®, Ethyl® and NewMarketSM are trademarks and service marks of NewMarket Corporation.

FORWARD-LOOKING STATEMENTS

Some of the information presented in this prospectus, including the documents incorporated by reference, may constitute “forward-looking statements” about future events and expectations within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future results. When we use words in this prospectus, including the documents incorporated by reference, such as “anticipates,” “intends,” “should,” “plans,” “believes,” “will,” “estimates,” “expects,” and similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include statements we make regarding future prospects of growth in the petroleum additives market, the level of future declines in the market for tetraethyl lead, or TEL, our ability to maintain or increase our market share, and our future capital expenditure levels.

We believe our forward-looking statements are based on reasonable expectations and assumptions, within the bounds of what we know about our business and operations. However, we offer no assurance that actual results will not differ materially from our expectations due to uncertainties and factors that are difficult to predict and beyond our control. These factors include, but are not limited to:

•	competition in the form of price competition and the development of new products by competitors;

•	sudden or sharp raw material price increases;

•	availability of raw materials and transportation systems;

•	our reliance on a small number of significant customers;

•	the concentration of customers in the lubricant and fuel industries;

•	our ability to respond effectively to technological changes in our industry;

•	the decline, and projected continued decline, of our TEL business;

•	compliance by Innospec Inc., or Innospec, with the terms of certain TEL marketing agreements;

•	the concentration of production of several of our products at one facility;

•	risks related to foreign operations, including unsettled political conditions and currency exchange rate fluctuations;

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•	our ability to protect our intellectual property rights;

•	changes in laws and regulations;

•	political, economic and regulatory factors concerning one of our products, methylcyclopentadienyl manganese tricarbonyl;

•	the occurrence of legal proceedings and other claims;

•	environmental matters;

•	fluctuations in our financial results as a result of the timing of customer orders and other external factors;

•	interruption of our production or transportation systems;

•	any future under performance of the equities markets to the extent that it requires us to make additional contributions to our pension funds;

•	the occurrence or threat of extraordinary events, including domestic and international terrorist attacks; and

•	the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission, or the SEC.

You should keep in mind that any forward-looking statement made by us in this prospectus, including the documents incorporated by reference, or elsewhere speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as otherwise required by securities and other applicable laws. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

iii

PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information that you should consider before making a decision to participate in the exchange offer. You should read all the information contained or incorporated by reference in this prospectus carefully, including the “Risk Factors” section beginning on page 8 and the financial statements and related notes incorporated by reference in this prospectus. References in this prospectus to “we,” “us,” “our,” “our company” or “NewMarket” refer to NewMarket Corporation and its subsidiaries combined, and references in this prospectus to “prospectus” refer to this prospectus and all the information incorporated herein by reference, unless, in each case, the context clearly indicates otherwise. See “Documents Incorporated By Reference.”

The Company

NewMarket Corporation, through its subsidiaries Afton Chemical Corporation and Ethyl Corporation, or Ethyl, develops, manufactures and blends performance chemical additives that enhance the performance of petroleum products and markets and sells these chemical additives worldwide. We are one of the largest global producers of lubricant additives and we offer a broad line of fuel additives. Lubricant and fuel additives are necessary products for efficient maintenance and reliable operation of all vehicles and machinery. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

We have long-term relationships with customers in every major region of the world. We serve our customers through our seven manufacturing facilities in the Americas and Europe. We have more than 235 employees dedicated to research and development who work closely with our customers to develop chemical formulations tailored to our customers’ and the end-users’ specific needs. We currently hold approximately 1,600 U.S. and foreign patents and, in conjunction with our research and development program, provide our customers with a portfolio of more than 650 technologically advanced products.

Recent Developments

Tender Offer

On November 21, 2006, we commenced a tender offer to purchase any and all $150.0 million in aggregate principal amount of our outstanding 8 7/8% senior notes due 2010, which we refer to as the 2010 senior notes, and a related solicitation of consents to certain amendments to the indenture governing the 2010 senior notes designed to remove substantially all of the restrictive covenants and certain events of default that applied to the 2010 senior notes. As of 5:00 p.m., New York City time, on December 21, 2006, the expiration date for the tender offer, we had accepted tender of 2010 senior notes from holders of $149,750,000 (or 99.83%) in aggregate principal amount of the outstanding 2010 senior notes. We redeemed the remaining $250,000 in aggregate principal amount of the 2010 senior notes on February 7, 2007 at a redemption price equal to 105.105% of the principal amount of the redeemed 2010 senior notes, plus accrued and unpaid interest to February 7, 2007.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratios of consolidated earnings to fixed charges for the years indicated:

	Year Ended December 31,
	2002		2003		2004		2005		2006
Ratio of earnings to fixed charges(1)	1.5	x	2.1	x	2.8	x	3.6	x	5.1	x

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of pretax income from continuing operations before discontinued operations, cumulative effect of accounting changes, interest expense (net), portion of rent expense representative of interest factor and amortization of capitalized interest. “Fixed charges” consist of interest expense (before deducting capitalized interest) and portion of rent expense representative of interest factor.

THE EXCHANGE OFFER

On December 12, 2006, we completed a private offering of the old notes. As part of the private offering, we entered into a registration rights agreement with the initial purchaser of the old notes in which we agreed, among other things, to deliver this prospectus to you and to use our commercially reasonable efforts to complete the exchange offer within 40 business days after the date the registration statement containing this prospectus is declared effective by the SEC. References in this prospectus to the “old notes” refer to the notes we issued and sold in the private placement, and references to the “exchange notes” refer to the notes to be issued in the exchange offer. References in this prospectus to the “notes” refer to both the old notes and the exchange notes. The following is a summary of the exchange offer.

Securities to be Exchanged

On December 12, 2006, we issued and sold $150.0 million in aggregate principal amount of old notes to the initial purchaser in a transaction exempt from the registration requirements of the Securities Act of 1933, or the Securities Act. The initial purchaser then sold the old notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. Because they have been sold in reliance on exemptions from registration, the old notes are subject to transfer restrictions.

The form and terms of the exchange notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the exchange notes.

The Exchange Offer	We are offering to exchange $150.0 million in aggregate principal amount of exchange notes that have been registered under the Securities Act for an equal amount of our outstanding old notes that have not been registered under the Securities Act. As of the date of this prospectus, old notes representing $150.0 million in aggregate principal amount are outstanding.

Resale of the Exchange Notes

We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

•        you acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

•        you are not engaging, do not intend to engage, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

•        you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of our company.

Our belief is based upon interpretations of the staff of the SEC, as set forth in no-action letters to third parties unrelated to us. We have not submitted a no-action letter to the SEC regarding the exchange offer. We cannot be sure that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange note from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of such exchange notes directly from us and not as a result of market-making activities or other trading activities, may not rely on the staff’s interpretations discussed above or participate in the exchange offer, and must comply with the prospectus delivery requirements of the Securities Act in order to resell the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2007, or such later date and time to which we extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that exchange offer not violate applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

Procedures for Tendering Old Notes

Unless you comply with the procedures described under the caption “The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery,” you must do one of the following prior to the expiration of the exchange offer to participate in the exchange offer:

•      tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wells Fargo Bank, N.A., as the exchange agent, at the address listed under the caption “The Exchange Offer—Exchange Agent”; or

•      tender your old notes by using the book-entry transfer procedures described below and by transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, the exchange agent must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company, or DTC, prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, please read the discussion under the caption “The Exchange Offer—Procedures for Tendering Old Notes—Book-Entry Transfer.”

By executing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•      you are acquiring the exchange notes you receive in the exchange offer in the ordinary course of your business;

•        you are not engaging in, and do not intend to engage in, a distribution of the exchange notes;

•        you do not have an arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•        you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of our company or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

We will accept for exchange any and all old notes that are validly tendered (and not validly withdrawn) in the exchange offer prior to 5:00 p.m., New York City time, on , 2007. If we complete the exchange offer, the exchange notes will be delivered promptly following the expiration date. Otherwise, we will promptly return any old notes tendered. See “The Exchange Offer—Acceptance of Old Notes for Exchange; Delivery of Exchange Notes.”

Guaranteed Delivery Procedures

If you are a registered holder of the old notes and wish to tender your old notes in the exchange offer, but

•        the old notes are not immediately available,

•        time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer, or

•        the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer,

then you may tender old notes by following the procedures described under the caption “The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

Withdrawal

You may withdraw old notes tendered by you in the exchange offer at any time prior to 5:00 p.m., New York City time, on                     , 2007, or such later date and time to which we extend the exchange offer. If any of your old notes are not accepted for exchange for any reason they will be will be returned, at our cost, to you promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at DTC.

For further information regarding the withdrawal of tendered old notes, please read “The Exchange Offer—Withdrawal Rights.”

Exchange Agent	Wells Fargo Bank, N.A. is serving as exchange agent in connection with the exchange offer.

Federal Income Tax Considerations	The exchange of old notes for exchange notes pursuant to the exchange offer should not be a taxable exchange for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations.”

Effect of Not Tendering	Old notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer. Except as provided in the registration rights agreement, we will have no further obligation to provide for the registration under the Securities Act of such old notes. See “Risk Factors—If you do not exchange your old notes for exchange notes, your ability to sell the old notes will be restricted.”

SUMMARY OF EXCHANGE NOTES

The form and terms of the exchange notes to be issued in the exchange offer are substantially identical to those of the old notes, except as described in this prospectus. The exchange notes issued in the exchange offer will evidence the same debt as the old notes, and both the old notes and the exchange notes are governed by the same indenture. The following is a brief summary of certain terms of the exchange notes. The “Description of Exchange Notes” section of this prospectus beginning on page 32 contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	NewMarket Corporation.

Notes Offered	$150,000,000 aggregate principal amount at maturity of 7 1/8% Senior Notes due 2016.

Maturity Date	December 15, 2016.

Interest Payment Dates	June 15 and December 15 of each year, commencing on June 15, 2007.

Optional Redemption

We may redeem any of the notes at any time on or after December 15, 2011, in whole or in part, in cash, at the redemption prices described in this prospectus, plus accrued and unpaid interest to the date of redemption.

In addition, on or before December 15, 2009, we may redeem up to 35% of the aggregate principal amount of notes issued under the indenture governing the notes with the net proceeds of certain equity offerings. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of notes issued under the indenture governing the notes remains outstanding.

We may also redeem all or a part of the notes at a redemption price of 100% of the principal amount of notes redeemed, plus a make-whole premium, and accrued and unpaid interest, if any, to the date of redemption.

Ranking

The notes and the subsidiary guarantees will rank:

•   effectively junior in right of payment to all of our and the guarantors’ existing and future secured indebtedness, including any borrowings under our senior credit facility;

•   equal in right of payment with any of our and the guarantors’ existing and future unsecured senior indebtedness; and

•   senior in right of payment to any of our and the guarantors’ existing and future subordinated indebtedness.

At December 31, 2006, the notes and the guarantees ranked junior in right of payment to:

•   approximately $3.5 million of secured indebtedness (consisting of $3.5 million of outstanding letters of credit);

•   $3.2 million of capital lease obligations; and

•   other liabilities, including trade payables but excluding intercompany obligations, of our non-guarantor subsidiaries.

Change of Control	Upon a change of control, we will be required to make an offer to purchase each holder’s notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of purchase.

Subsidiary Guarantees	The notes will be jointly and severally guaranteed on an unsecured senior basis by all of our existing and future wholly-owned domestic subsidiaries.

Certain Covenants

The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•     incur additional indebtedness;

•     create liens;

•     pay dividends or make other equity distributions;

•     purchase or redeem capital stock;

•     make investments;

•     sell assets or consolidate or merge with or into other companies; and

•     engage in transactions with affiliates.

These limitations are subject to a number of important qualifications and exceptions. See “Description of Exchange Notes—Certain Covenants.”

Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement. See “Use of Proceeds.”

Risk Factors

You should carefully consider the information contained or incorporated by reference in this prospectus before participating in the exchange offer. In particular, we urge you to consider carefully the factors described under “Risk Factors” beginning on page 8 of this prospectus.

Additional Information

We are a Virginia corporation and our principal executive offices are located at 330 South Fourth Street, Richmond, Virginia 23219. Our telephone number is 804-788-5000.

RISK FACTORS

Investing in the exchange notes involves risks. You should carefully consider the risks described below as well as other information and data included or incorporated by reference in this prospectus before deciding to participate in the exchange offer. Additional risks and uncertainties not currently known to us or that we consider to be immaterial may also materially impact our business, financial condition and operating results. Any of the following risks could impair our business, financial condition and operating results. This could cause you to lose all or part of your investment in the exchange notes. The risks described below, however, are generally applicable to the old notes and the exchange notes.

RISKS RELATING TO THE EXCHANGE OFFER

If you do not exchange your old notes for exchange notes, your ability to sell the old notes will be restricted.

If you do not exchange your old notes for the exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your old notes. The restrictions on transfer of your old notes arise because we issued the old notes in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. If you are still holding any old notes after the expiration date of the exchange offer and the exchange offer has been completed, you will not be entitled to have such old notes registered under the Securities Act or to any similar rights under the registration rights agreement (subject to limited exceptions, if applicable). After the exchange offer is completed, we will not be required, and we do not intend, to register the old notes under the Securities Act. In addition, if you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected.

If you do not comply with the exchange offer procedures, you will be unable to obtain the exchange notes.

We will issue the exchange notes in exchange for the old notes only after we have timely received your old notes, along with a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your old notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities in the tender of old notes for exchange. The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2007, or on a later extended date and time as we may decide. In this prospectus, we refer to this date as the expiration date.

The exchange notes and any old notes that remain outstanding after the exchange offer is completed will vote together as a single class for purposes of determining whether the required percentage of holders have taken certain actions or exercised certain rights under the indenture governing the notes.

The exchange notes may not be freely tradable by you.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include that you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, that you acquired your exchange notes in the ordinary course of your business and that you have no arrangement with any person to participate in the distribution of such exchange notes. However, we have not submitted a no-action letter to the SEC regarding this exchange offer and we cannot assure you that the SEC would make a similar determination with respect to this exchange offer. If you are an affiliate of ours, or if you are engaged in or intend to engage in or have any arrangement or understanding with respect to a distribution of the exchange notes to be acquired pursuant to the exchange offer, you will be subject to additional limitations. See “The Exchange Offer—Resale of the Exchange Notes.”

RISKS RELATING TO THE NOTES

We have a substantial amount of indebtedness.

As of December 31, 2006, we had:

•	$3.5 million of secured indebtedness (consisting of $3.5 million of outstanding letters of credit) that is effectively senior to the notes;

•	$150.25 million of unsecured senior indebtedness (including the notes);

•	$3.2 million of capital lease obligations (which are effectively secured and, consequently, are effectively senior to the notes); and

•

$96.5 million in total borrowing capacity under our senior credit facility (including our sub-facility for letters of credit), which if borrowed would be secured indebtedness that is effectively senior to the notes.

The degree to which we are leveraged could have important consequences to you, including:

•

our ability to satisfy our obligations under the notes or other debt could be affected and any failure to comply with the requirements of any of our debt agreements could result in an event of default under the indenture governing the notes and such other indebtedness;

•

a substantial portion of our cash flow from operations will be required to make interest and principal payments and may not be available for operations, working capital, research and development, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	our ability to obtain additional financing in the future may be impaired;

•	our flexibility in planning for, or reacting to, changes in our business and industry may be limited; and

•	our degree of leverage may make us more vulnerable in the event of a downturn in our business, our industry or the economy in general.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, cash flows and business prospects.

In addition, we could incur additional debt, which could negatively impact our financial condition, results of operations, cash flow and business prospects. If we incur additional debt following this exchange offer, the leverage-related risks that we face could intensify.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash from operations in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Based on our current level of operations and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our senior credit facility, will be adequate to meet our future foreseeable liquidity needs.

We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility and the notes, on commercially reasonable terms or at all.

Your right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the notes are effectively subordinated to all our guarantors’ existing and future secured indebtedness.

The notes are not secured by any of our property or assets. Thus, holders of the notes are our unsecured creditors. Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Notably, we and certain of our subsidiaries, including the guarantors, are parties to our senior credit facility, which is secured by liens on certain of our assets and the assets of the guarantors. The notes are effectively subordinated to all that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have a prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

As of December 31, 2006, the aggregate amount of our secured indebtedness and the secured indebtedness of our subsidiaries was $3.2 million (consisting of $3.2 million of capital lease obligations), and $96.5 million was available for additional borrowing under our senior credit facility (after giving effect to $3.5 million of availability reserved for outstanding letters of credit). We are permitted to incur substantial additional indebtedness, including secured debt, in the future under the terms of the indenture.

We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes.

Although substantially all of our business is conducted through our subsidiaries, none of our subsidiaries is obligated to make funds available to us for payment on the notes. Accordingly, our ability to make payments on the notes is dependent on the earnings and the distribution of funds from our subsidiaries. Furthermore, our subsidiaries are permitted under the terms of the indenture governing the notes to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on these notes when due. In addition, payments to us from our subsidiaries may be subject to statutory restrictions.

Your right to receive payments on the notes will be structurally subordinated to claims of creditors of all of our non-guarantor subsidiaries and could be adversely affected if our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

Some but not all of our subsidiaries guarantee the notes. Your right to receive payments on the notes will be structurally subordinated to claims of creditors of all of our non-guarantor subsidiaries, including trade creditors, and in the event of a bankruptcy, liquidation or reorganization of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us or a guarantor of the notes. Our non-guarantor subsidiaries generated approximately 49.5% and 41.7% of our consolidated revenues and operating profit, respectively, for the fiscal year ended December 31, 2006, and held approximately 42.1% of our consolidated assets as of December 31, 2006.

Restrictions in our debt agreements could limit our growth and our ability to respond to changing conditions.

Our senior credit facility and the indenture governing the notes contain a number of significant covenants in addition to covenants restricting the incurrence of additional debt. These covenants limit our ability, among other things, to:

•	pay cash dividends or distributions on our capital stock or to repurchase our capital stock;

•	make certain investments;

•	create certain liens on our assets to secure debt;

•	merge or enter into other business combination transactions;

•	issue and sell capital stock of our subsidiaries;

•	enter into sale and leaseback transactions;

•	enter into certain transactions with affiliates; and

•	transfer and sell assets.

In addition, our senior credit facility requires us to maintain certain financial ratios and satisfy certain financial condition tests and may require us to take action to reduce our debt or take some other action to comply with them.

These restrictions could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under our senior credit facility and the indenture governing the notes impose on us.

A breach of any of these covenants would result in a default under the applicable debt agreement. A default, if not waived, could result in acceleration of the debt outstanding under such agreement and in a default with respect to, and acceleration of, the debt outstanding under our other debt agreements, including the indenture governing the notes. The accelerated debt would become immediately due and payable. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us. See “Description of Exchange Notes—Events of Default and Remedies.”

We may not be able to repurchase the notes or repay debt under our senior credit facility upon a change of control.

Upon the occurrence of a change of control, we will be required to offer to repurchase all or any part of the notes. We may not have sufficient funds at the time of the change of control to make the required repurchases, or restrictions under our senior credit facility may not allow such repurchases. Additionally, an event constituting a “change of control” (as defined in the indenture governing the notes) will likely be an event of default under our senior credit facility that would, if it should occur, permit the lenders to accelerate that debt and that, in turn, would cause an event of default under the indenture governing the notes.

The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from our business operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling entity. We cannot assure you, however, that sufficient funds would be available at the time of any change of control to make any required repurchases of the notes tendered and to repay debt under our senior credit facility. Furthermore, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future. Any of our future credit agreements or other agreements relating to debt will most likely contain similar restrictions and provisions. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.

The notes are guaranteed by our existing and future wholly-owned domestic subsidiaries. Under various fraudulent conveyance or fraudulent transfer laws, a court could subordinate or void the subsidiary guarantees. Generally, to the extent that a U.S. court were to find that at the time one of our subsidiaries entered into a subsidiary guarantee either:

(1)	the subsidiary incurred the guarantee with the intent to hinder, delay or defraud any present or future creditor, or contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

(2)	the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary

•	was insolvent or became insolvent as a result of issuing the subsidiary guarantee,

•	was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

•

intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured (as all of the foregoing terms are defined or interpreted under the relevant fraudulent transfer or conveyance statutes), then the court could void or subordinate the subsidiary guarantee in favor of the subsidiary’s other obligations.

A legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus, among other things, on the benefits, if any, the subsidiary realized as a result of our issuing the notes. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

Your ability to sell the notes may be limited by the absence of an active trading market, and there is no assurance that an active trading market will develop for the notes.

There is no established public market for the notes. We cannot assure you that an active market for the notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. If a market for the notes develops, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. We do not intend to apply for listing of the notes on any national securities exchange or for quotations through any quotation system.

RISKS RELATING TO OUR BUSINESS

Competition could adversely affect our operating results.

We face intense competition in certain of the product lines and markets in which we compete. We expect that our competitors will develop and introduce new and enhanced products, which could cause a decline in the market acceptance of certain products we manufacture. Our competition may also expand their production capacity, which could decrease market prices for our products and adversely affect our profitability. In addition, as a result of price competition, we may be compelled to reduce the prices for some of our products, which could adversely affect our margins and profitability. Competitive pressures can also result in the loss of major customers. Our inability to compete successfully could have a material adverse effect on our results of operations, financial condition, and cash flows in any given period. In addition, some of our competitors may have greater financial, technological, and other resources than we have. Some of our competitors may also be able to maintain greater operating and financial flexibility than we are able to maintain. As a result, these competitors may be able to better withstand changes in conditions within our industry, changes in the prices for raw materials, and changes in general economic conditions.

Sudden or sharp raw materials price increases may adversely affect our profit margins.

We utilize a variety of raw materials in the manufacture of our products, including base oil, polyisobutylene, maleic anhydride, olefin copolymers, antioxidants, alcohols, and methacrylates. Our profitability is sensitive to changes in the costs of these materials caused by changes in supply, demand or other market conditions, over which we have little or no control. Political and economic conditions in the Middle East and Latin America have caused and may continue to cause the cost of our raw materials to fluctuate. War, armed hostilities, terrorist acts, civil unrest or other incidents may also cause a sudden or sharp increase in the cost of our raw materials. We cannot assure you that we will be able to pass on to our customers any future increases in raw material costs in the form of price increases for our products.

Availability of raw materials and transportation systems could have a material adverse effect on our operations.

The chemical industry and transportation industry are in a situation where supply and demand are in balance. Any significant disruption in supply could affect our ability to obtain raw materials or transportation systems. This could have a material adverse effect on our operations.

Our reliance on a small number of significant customers may have a material adverse effect on our results of operations.

Our principal customers are major multinational oil companies. The oil industry is characterized by concentration of a few large participants as a result of consolidation. Two of our customers individually accounted for more than 10% of our net sales in 2006. Net sales for 2006 to BP plc and its affiliates amounted to $126 million (10% of total net sales), and net sales to Royal Dutch Shell plc and its affiliates amounted to $169 million (13% of total net sales). The loss of either of these customers, or a material reduction in purchases by either of them, or by any other large or significant customer, could have a material adverse effect on our results of operations, financial condition, and cash flow.

Our customers are concentrated in the lubricant and fuel industries and, as a result, our reliance on that industry is significant.

Most of our customers are primarily engaged in the fuel and lubricant industries. This concentration of customers affects our overall risk profile, since our customers will be similarly affected by changes in economic, geopolitical, and industry conditions. Many factors affect the level of our customers’ spending on our products, including, among others, general business conditions, changes in technology, interest rates, gasoline prices, and consumer confidence in future economic conditions. A sudden or protracted downturn in these industries could adversely affect the buying power and purchases by our customers.

We may be unable to respond effectively to technological changes in our industry.

Our future business success will depend upon our ability to maintain and enhance our technological capabilities, develop and market products and applications that meet changing customer needs, and successfully anticipate or respond to technological changes on a cost-effective and timely basis. Our industry is characterized by frequent changes in industry performance standards, which affect the amount and timing of our research and development costs and other technology-related costs. As a result, the life cycle of our products is often hard to predict. Further, technological changes in some or all of our customers’ products or processes may make our products obsolete. Any inability to anticipate, respond to or utilize changing technologies could have a material adverse effect on our results of operations, financial condition, and cash flow in any given period.

We may not be able to consummate future acquisitions or successfully integrate future acquisitions into our business, which could result in unanticipated expenses and losses.

As part of our business growth strategy, we intend to pursue acquisitions and joint venture opportunities. Our ability to implement this component of our growth strategy will be limited by our ability to identify appropriate acquisition or joint venture candidates and our financial resources, including available cash and borrowing capacity. The expense incurred in consummating acquisitions or entering into joint ventures, the time it takes to integrate an acquisition or our failure to integrate businesses successfully, could result in unanticipated expenses and losses. Furthermore, we may not be able to realize any of the anticipated benefits from acquisitions or joint ventures.

The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Some of the risks associated with the integration of acquisitions include:

•	potential disruption of our ongoing business and distraction of management;

•	unforeseen claims and liabilities, including unexpected environmental exposures;

•	unforeseen adjustments, charges and write-offs;

•	problems enforcing the indemnification obligations of sellers of businesses or joint venture partners for claims and liabilities;

•	unexpected losses of customers of, or suppliers to, the acquired business;

•	difficulty in conforming the acquired business’ standards, processes, procedures and controls with our operations;

•	variability in financial information arising from the implementation of purchase price accounting;

•	inability to coordinate new product and process development;

•	loss of senior managers and other critical personnel and problems with new labor unions; and

•	challenges arising from the increased scope, geographic diversity and complexity of our operations.

Our TEL business has declined and will continue to decline.

Historically, TEL, an octane enhancer in leaded gasoline used to improve ignition qualities and operating performance of fuel, has been a material component of our product line. However, during the 1970s, the implementation of the Federal Clean Air Act led to the use of catalytic converters that are deemed no longer compatible with leaded gasoline, and unleaded gasoline became the fuel standard in the United States with other countries following. As a result, our TEL financial results have declined. The TEL segment represented approximately 2.8% of our 2006 segment operating profit. We do not expect TEL to rebound from this low level of profits.

Our TEL results would be adversely affected if Innospec did not comply with the terms of the marketing and supply agreements or if we did not prevail in our arbitrations with Innospec.

Results for our TEL segment include the operating profit contribution from marketing agreements between Ethyl or its subsidiaries and subsidiaries of Innospec for the sale of TEL outside of North America. Innospec is now the only manufacturer of TEL worldwide. Under our marketing agreements with Innospec, we receive 32% of the net proceeds from the sale of TEL by Innospec in all regions of the world, except North America. As a result, our TEL results would be adversely affected if Innospec did not comply with the terms of the marketing agreements.

After the commencement of the arbitration discussed below, Ethyl received three requests for arbitration filed by three subsidiaries of Innospec related to the marketing agreements. Innospec is claiming the right to terminate the agreements. Although the marketing agreements relate only to TEL, Innospec contends that the agreements impose certain duties that were breached by sales and marketing of MMT® in Iraq and South Africa by affiliates of Ethyl. Although we believe these claims have no merit, an adverse outcome in the arbitrations could have a material effect on our financial condition or results of operations.

Ethyl filed a request for arbitration against a subsidiary of Innospec related to a supply agreement that requires the Innospec subsidiary to supply Ethyl with TEL for resale by Ethyl in the United States. Ethyl filed this request because it believes that Innospec has violated the supply agreement by attempting to increase the price it charges Ethyl for TEL in the United States in a manner not in accordance with the contract. The difference in prices that Innospec is claiming is approximately $1.7 million for product supplied through September 30, 2006 and would amount to approximately an additional $1 million if the same factors were applied to TEL supplied in the fourth quarter 2006. We are confident in our position and believe we will prevail. Regardless of the outcome, we do not believe the TEL dispute will have a material effect on our financial condition or results of operations. However, with TEL segment operating profit at such a low level, a relatively small increase in cost resulting from this arbitration could be material to TEL segment results.

Several of our products are produced solely at one facility, and a significant disruption or disaster at such a facility could have a material adverse effect on our results of operations.

Several of the products we produce or sell are produced only in one location. We are dependent upon the continued safe operation of those production facilities. Those production facilities are subject to various hazards associated with the manufacture, handling, storage, and transportation of chemical materials and products, including leaks and ruptures, explosions, fires, inclement weather and natural disasters, unscheduled downtime, and environmental hazards. Some of our products involve the manufacture and handling of a variety of reactive, explosive and flammable materials. Many of these hazards could cause a disruption in the production of our products. We cannot assure you that these facilities will not experience these types of hazards and disruptions in the future or that these incidents will not result in production delays or otherwise have an adverse effect on our results of operations, financial condition or cash flows in any given period.

We face risks related to our foreign operations that may negatively affect our business.

In 2006, net sales to customers outside North America accounted for approximately 52% of total net sales. We do business in all major regions of the world, some of which do not have stable economies or governments. In particular, we sell and market products in countries experiencing political and economic instability in the Middle East, Asia Pacific, and Latin America. Our international operations are subject to international business risks, including unsettled political conditions, expropriation, import and export restrictions, increases in royalties, exchange controls, national and regional labor strikes, taxes, government royalties, inflationary economies and currency exchange rate fluctuations, and changes in laws and policies governing operations of foreign-based companies (such as restrictions on repatriation of earnings or proceeds from liquidated assets of foreign subsidiaries). The occurrence of any one or a combination of these factors may increase our costs or have other adverse effects on our business.

We are exposed to fluctuations in foreign exchange rates, which may adversely affect our results of operations.

We conduct our business in the local currency of most of the countries in which we operate. The financial condition and results of operations of our foreign operating subsidiaries are reported in the relevant local currency and then translated to U.S. dollars at the applicable currency exchange rate for inclusion in our consolidated financial statements. Changes in exchange rates between these foreign currencies and the U.S. dollar will affect the recorded levels of our assets and liabilities as foreign assets and liabilities that are translated into U.S. dollars for presentation in our financial statements as well as our net sales, cost of goods sold, and operating margins. The primary foreign currencies in which we have exchange rate fluctuation exposure are the European Union euro, British pound sterling, Japanese yen, and Canadian dollars. Exchange rates between these currencies and U.S. dollars have fluctuated significantly in recent years and may do so in the future.

Our failure to protect our intellectual property rights could adversely affect our future performance and growth.

Protection of our proprietary processes, methods, compounds, and other technologies is important to our business. We depend upon our ability to develop and protect our intellectual property rights to distinguish our products from those of our competitors. Failure to protect our existing intellectual property rights may result in the loss of valuable technologies or having to pay other companies for infringing on their intellectual property rights. We rely on a combination of patent, trade secret, trademark and copyright law as well as judicial enforcement to protect such technologies. We currently own approximately 1,600 issued U.S. and foreign patents, with a significant number of additional patents pending. Some of these patents are licensed to others. In addition, we have acquired the rights under patents and inventions of others through licenses or otherwise. We have developed and may in the future develop technologies with universities or other academic institutions, or with the use of government funding. In such cases, the academic institution or the government may retain certain rights to the developed intellectual property. We also own approximately 500 trademark and service mark registrations throughout the world for our marks, including Afton Chemical®, Ethyl®, HiTEC®, GREENBURN® and MMT®, as well as pending trademark and service mark applications, including BioTEC™, TecGARD™ and NewMarketSM. In the event that we are unable to continue using certain of our marks, we may be forced to rebrand our products, which could result in the loss of brand recognition, and could require us to devote resources to advertise and market brands. In particular, the loss of our HiTEC® mark would have a material adverse effect on our business.

We cannot assure you that the measures taken by us to protect these assets and rights will provide meaningful protection for our trade secrets or proprietary manufacturing expertise or that adequate remedies will be available in the event of an unauthorized use or disclosure of our trade secrets or manufacturing expertise. We cannot assure you that any of our intellectual property rights will not be challenged, invalidated, circumvented, or rendered unenforceable. Furthermore, we cannot assure you that any pending patent application filed by us will result in an issued patent, or if patents are issued to us, that those patents will provide meaningful protection against competitors or against competitive technologies. The failure of our patents or other measures to protect our processes, apparatuses, technology, trade secrets and proprietary manufacturing expertise, methods, and compounds could have an adverse effect on our results of operations, financial condition, and cash flow.

We could face patent infringement claims from our competitors or others alleging that our processes or products infringe on their proprietary technologies. If we are found to be infringing on the proprietary technology of others, we may be liable for damages, and we may be required to change our processes, to redesign our products partially or completely, to pay to use the technology of others or to stop using certain technologies or producing the infringing product entirely. Even if we ultimately prevail in an infringement suit, the existence of the suit could prompt customers to switch to products that are not the subject of infringement suits. We may not prevail in any intellectual property litigation and such litigation may result in significant legal costs or otherwise impede our ability to produce and distribute key products.

Our business is subject to government regulation, and could be adversely affected by future governmental regulation.

We are subject to regulation by local, state, federal, and foreign governmental authorities. In some circumstances, before we may sell certain products, these authorities must approve these products, our manufacturing processes, and facilities. We are also subject to ongoing reviews of our products, manufacturing processes, and facilities by governmental authorities.

In order to obtain regulatory approval of certain new products, we must, among other things, demonstrate to the relevant authority that the product is safe and effective for its intended uses and that we are capable of manufacturing the product in accordance with current regulations. The process of seeking approvals can be costly, time consuming, and subject to unanticipated and significant delays. There can be no assurance that approvals will be granted to us on a timely basis, or at all. Any delay in obtaining, or any failure to obtain or maintain, these approvals would adversely affect our ability to introduce new products and to generate net sales from those products.

New laws and regulations may be introduced in the future that could result in additional compliance costs, seizures, confiscation, recall or monetary fines, any of which could prevent or inhibit the development, distribution, and sale of our products. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, and recalls or seizures, any of which could have an adverse effect on our results of operations, financial condition, and cash flow.

Our business and our customers will be subject to significant new regulations under the European Commission’s Registration, Evaluation and Authorization of Chemicals, or REACH, regulation. REACH will enter into force on June 1, 2007. It imposes obligations on European Union manufacturers and importers of chemicals and other products into the European Union to compile and file comprehensive reports, including testing data, on each chemical substance, perform chemical safety assessments and obtain pre-market authorization with respect to certain substances of particularly high concern. The new regulation imposes significant additional burdens on chemical producers and importers, and, to a lesser extent, downstream users of chemical substances and preparations. Our manufacturing presence and sales activities in the European Union will likely require us to incur significant additional compliance costs.

Political, economic and regulatory factors concerning one of our products, MMT®, could adversely affect our sales of MMT®.

The United States Environmental Protection Agency, or the EPA, studied methylcyclopentadrenyl manganese tricarbonyl, or MMT®, one of our fuel additives, and determined that it does not cause or contribute to the failure of vehicle emission systems. The Canadian government has made similar findings. However, the EPA is requiring additional testing to fill some data gaps, including potential risks to public health, and a change in current determinations could have a material adverse effect on our results of operations. In addition, certain industry groups are urging greater regulation of all metal-based gasoline additives, including MMT®. In 2002, the Alliance of Automobile Manufacturers, or the AAM, issued a fleet test report on MMT® based on tests conducted by the AAM, the Association of International Automobile Manufacturers, and the Canadian Vehicle Manufacturers’ Association. The report alleges that MMT® significantly raises vehicle emissions, increases fuel emissions, increases fuel consumption, and impairs the proper operation of vehicle emission control systems. In December 2003, the government of Canada released its “Proposed Framework for an Independent Third-Party Review of New Information on the Effects of MMT® on Vehicle Emissions.” In its proposal, the Canadian government provided no timetable for the commencement or completion of the review. Substantially all of our customers in Canada have suspended the use of MMT®, pending the results of the government of Canada-sponsored independent third-party review. To date, the government of Canada has not initiated the review. We expect that the European Union will also review all metal-based petroleum additives, including MMT®, for their impact on pollution abatement technology. Increased government regulation of MMT® if it occurs or additional studies evaluating MMT®, even if government regulation does not occur, could have a material adverse effect on our sales of that product.

Legal proceedings and other claims could impose substantial costs on us.

We are involved in numerous administrative and legal proceedings that result from, and are incidental to, the conduct of our business. From time to time, these proceedings involve environmental, product liability, TEL, premises asbestos liability and other matters. See Part I, Item 3, “Legal Proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2006. We have insurance coverage that we believe would be available to mitigate potential damages in many of these proceedings. However, there is no assurance that our available insurance will cover these claims, that our insurers will not challenge coverage for certain claims or that final damage awards will not exceed our available insurance coverage. Any of the foregoing could have a material adverse effect on our results of operations, financial condition, and cash flows in any given period.

Environmental matters could have a substantial negative impact on our results of operations.

As a manufacturer and distributor of chemical products, we are generally subject to extensive local, state, federal, and foreign environmental, safety and health laws and regulations concerning, among other things, emissions to the air, discharges to land and water, the generation, handling, treatment and disposal of hazardous waste and other materials, and remediation of contaminated soil, surface and ground water. Our operations entail the risk of violations of those laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. We believe our operations are currently in substantial compliance with these laws and regulations in all material respects. However, we cannot assure you that we have been or will be at all times in compliance with all of these requirements.

In addition, these requirements, and the enforcement or interpretation of these requirements, may become more stringent in the future. Although we cannot predict the ultimate cost of compliance with any such requirements, the costs could be material. Non-compliance could subject us to material liabilities, such as government fines, damages arising from third-party lawsuits or the suspension and potential cessation of non-compliant operations. We may also be required to make significant site or operational modifications at substantial cost. Future developments could also restrict or eliminate the use of or require us to make modifications to our products, which could have an adverse effect on our results of operations, financial condition, and cash flows in any given period.

At any given time, we are involved in claims, litigation, administrative proceedings, and investigations of various types in a number of jurisdictions involving potential environmental liabilities, including clean-up costs associated with waste disposal sites, natural resource damages, property damage, and personal injury. We cannot assure you that the resolution of these environmental matters will not have an adverse effect on our results of operations, financial condition, and cash flows in any given period.

There may be environmental problems associated with our properties of which we are unaware. Some of our properties contain, or may have contained in the past, on-site facilities or underground tanks for the storage of chemicals, hazardous materials, and waste products that could create a potential for release of hazardous substances or contamination of the environment. The discovery of environmental liabilities attached to our properties could have a material adverse effect on our results of operations, financial condition, and cash flow.

We may also face liability arising from current or future claims alleging personal injury, product liability or property damage due to exposure to chemicals or other hazardous substances, such as premises asbestos, at or from our facilities. We may also face liability for personal injury, product liability, property damage, natural resource damage or clean-up costs for the alleged migration of contaminants or hazardous substances from our facilities or for future accidents or spills. A significant increase in the number or success of these claims could adversely affect our financial condition, results of operations, and cash flow. For further discussion of some related claims, see Part I, Item 1, “Business—Environmental” in our Annual Report on Form 10-K for the year ended December 31, 2006.

The ultimate costs and timing of environmental liabilities are difficult to predict. Liability under environmental laws relating to contaminated sites can be imposed retroactively and on a joint and several basis. A liable party could be held responsible for all costs at a site, whether currently or formerly owned or operated regardless of fault, knowledge, timing of the contamination, cause of the contamination, percentage of contribution to the contamination or the legality of the original disposal. We could incur significant costs, including clean-up costs, natural resource damages, civil or criminal fines and sanctions, and third-party claims, as a result of past or future violations of, or liabilities under, environmental laws.

We have been identified, and in the future may be identified, as a PRP in connection with state and federal laws regarding environmental clean-up projects.

We are subject to the federal Superfund law and similar state laws under which we may be designated as a potentially responsible party, or PRP. As a PRP, we may be liable for a share of the costs associated with cleaning up hazardous waste sites, such as a landfill to which we may have sent waste.

In de minimis PRP matters and in some minor PRP matters, we generally negotiate a consent decree to pay an apportioned settlement. This relieves us of any further liability as a PRP, except for remote contingencies. Settlement costs for a de minimis participant are less than $50,000. Settlement costs for a minor participant are less than $300,000.

We are also a PRP at Superfund sites where our liability may be in excess of de minimis or minor PRP levels. Most Superfund sites where we are a PRP represent environmental issues that are quite mature. The sites have been investigated, and in many cases, the remediation methodology, as well as the proportionate shares of each PRP have been established. Other sites are not as mature, which makes it more difficult to reasonably estimate our share of future clean up or remediation costs. Generally, remediation and monitoring will go on for an extended period. As a result, we may incur substantial expenses for all these sites over a number of years, a portion of which may be covered by insurance.

Our financial results will vary according to the timing of customer orders and other external factors, which reduces your ability to gauge our performance.

External factors beyond our control, such as customer orders, product shipment dates and other factors can cause shifts in net sales and income from quarter to quarter. These external factors can magnify the impact of industry cycles. As a result, our income and cash flow may fluctuate significantly on a quarter-to-quarter basis, and your ability to gauge trends in our business may be impaired.

Our business is subject to hazards common to chemical businesses, any of which could interrupt our production or our transportation systems and adversely affect our results of operations.

Our business is subject to hazards common to chemical manufacturing, storage, handling, and transportation, including explosions, fires, inclement weather, natural disasters, mechanical failure, unscheduled downtime, transportation interruptions, remediation, chemical spills, discharges or releases of toxic or hazardous substances or gases, and other risks. These hazards can cause personal injury and loss of life, severe damage to, or destruction of, property and equipment and environmental contamination. In addition, the occurrence of material operating problems at our facilities due to any of these hazards may diminish our ability to meet our output goals. Accordingly, these hazards and their consequences could have a material adverse effect on our operations as a whole, including our results of operations, and cash flows, both during and after the period of operational difficulties.

We could be required to make additional contributions to our pension funds, which may be underfunded due to past and any future under performance of the equities markets.

Our pension plan asset allocation is predominantly weighted towards equities. Cash contribution requirements to our pension plans are sensitive to changes in our plans’ actual return on assets. Reductions in our plans’ expected return on assets due to poor performance of the equities markets could cause our pension plans to be underfunded and require us to make additional cash contributions.

The insurance that we maintain may not fully cover all potential exposures.

We maintain property, business interruption and casualty insurance, but such insurance may not cover all risks associated with the hazards of our business and is subject to limitations, including deductibles and maximum liabilities covered. We may incur losses beyond the limits, or outside the coverage, of our insurance policies, including liabilities for environmental remediation. In the future, we may not be able to obtain coverage at current levels, and our premiums may increase significantly on coverage that we maintain.

The occurrence or threat of extraordinary events, including natural disasters and domestic and international terrorist attacks, may disrupt our operations and decrease demand for our products.

Chemical-related assets may be at greater risk of future terrorist attacks than other possible targets in the United States and throughout the world. Federal legislation is under consideration that could impose significant new site security requirements specifically on chemical manufacturing facilities that may increase our overhead expenses. Federal regulations have already been adopted to increase the security of the transportation of hazardous chemicals in the United States.

The occurrence of extraordinary events, including future terrorist attacks and the outbreak or escalation of hostilities, cannot be predicted, and their occurrence can be expected to continue to affect negatively the economy in general, and specifically the markets for our products. The resulting damage from a direct attack on our assets or assets used by us could include loss of life and property damage. In addition, available insurance coverage may not be sufficient to cover all of the damage incurred or, if available, may be prohibitively expensive.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of consolidated earnings to fixed charges for the years indicated:

	Year Ended December 31,
	2002		2003		2004		2005		2006
Ratio of earnings to fixed charges(1)	1.5	x	2.1	x	2.8	x	3.6	x	5.1	x

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of pretax income from continuing operations before discontinued operations, cumulative effect of accounting changes, interest expense (net), portion of rent expense representative of interest factor and amortization of capitalized interest. “Fixed charges” consist of interest expense (before deducting capitalized interest) and portion of rent expense representative of interest factor.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the private offering of the old notes. We will not receive any proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, outstanding old notes in like principal amount. We will cancel all old notes surrendered in exchange for exchange notes in the exchange offer. As a result, the issuance of the notes will not result in any increase or decrease in our indebtedness.

CAPITALIZATION

The table below shows our consolidated cash and cash equivalents and capitalization as of December 31, 2006.

You should read the information in this table in conjunction with “Management’s Discussions and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the related notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 incorporated by reference in this prospectus.

December 31, 2006
(In thousands)
Cash and cash equivalents	$60,300

Long-term debt, including current portion
Senior credit facility due 2011(1)	$—
Capital lease obligations	3,189
8 7/8% Senior Notes due 2010	250
7 1/8% Senior Notes due 2016	150,000

Total long-term debt, including current portion	$153,439

Shareholders’ equity
Common stock and paid in capital (without par value; authorized shares—80,000,000; outstanding—17,289,860)	$88,263
Accumulated other comprehensive loss	(47,165)
Retained earnings	260,304

Total shareholders’ equity	$301,402

Total capitalization	$454,841

(1)	As of December 31, 2006, we had $96.5 million of borrowing availability under our senior credit facility, as $3.5 million of availability was reserved for certain letters of credit.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

We issued and sold the old notes to the initial purchaser on December 12, 2006 in a transaction exempt from the registration requirements of the Securities Act. The initial purchaser then sold the old notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. In connection with the issuance of the old notes, we entered into a registration rights agreement with the initial purchaser of the old notes. The registration rights agreement requires us to register the exchange notes under the federal securities laws and to offer to exchange the exchange notes for the old notes. The exchange notes will be issued without a restrictive legend and generally may be resold without registration under the federal securities laws. We are effecting the exchange offer to comply with the registration rights agreement.

The registration rights agreement requires us to:

•	file a registration statement for the exchange offer and the exchange notes not later than 90 days after the issue date of the old notes;

•

use all our commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act on or prior to 180 days after the issue date of the old notes;

•

use all our commercially reasonable efforts to cause the exchange offer to be commenced and completed no later than 40 business days after the date on which the exchange offer registration statement is declared effective; and

•

if obligated to file a shelf registration statement, use all commercially reasonable efforts to file the shelf registration statement on or prior to 30 days after the date such filing obligation arises and to cause such shelf registration statement to be declared effective by the SEC on or prior to 180 days after the filing obligation arises and remain effective for two years following the issue date of the old notes (or such shorter period that will terminate when all the notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement).

If we fail to meet any of these requirements, it will constitute a default under the registration rights agreement and we must pay certain liquidated damages to the holders of the notes.

This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 13, 2006. See “Where You Can Find More Information” and “Documents Incorporated By Reference.”

In order to participate in the exchange offer, you must represent to us, among other things, that:

•	you are acquiring the exchange notes you receive in the exchange offer in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•	you do not have and no other person has, any arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	you are not one of our “affiliates,” as defined in Rule 405 under the Securities Act.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange old notes that are validly tendered prior to 5:00 p.m., New York City time, on the expiration date and not validly withdrawn. Old notes tendered in the exchange offer must be in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

As of the date of this prospectus, $150.0 million in aggregate principal amount of the old notes was outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date set forth on the cover page to all holders of old notes at the addresses set forth in the securities register with respect to old notes maintained by DTC. Our obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain conditions set forth below. See “—Conditions to Exchange Offer.”

Our acceptance of the tender of old notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

We will be deemed to have accepted validly tendered old notes for exchange when, as and if we have given oral or written notice thereof to the exchange agent, with prompt confirmation of any oral notice. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered old notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted old notes will be returned, at our cost, to the tendering holder of the old notes or, in the case of old notes tendered by book-entry transfer, into the holder’s account at DTC according to the procedures described below, promptly after the expiration date.

Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses.”

Neither we nor our board of directors makes any recommendation to holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes in the exchange offer. Moreover, we have not authorized anyone to make any such recommendation. Holders of old notes must make their own decision whether to tender in the exchange offer and, if so, the amount of old notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Expiration Date; Extensions; Amendments

The term “expiration date” means 5:00 p.m., New York City time, on                     , 2007, or, if we have extended the period of time for the exchange offer, the latest time and date to which the exchange offer is extended.

In order to extend the exchange offer, we will issue a press release or other public announcement and notify the exchange agent of any extension by oral or written notice, each no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion,

•

to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer, by giving oral or written notice of any delay, extension or termination to the exchange agent; and

•	to amend the terms of the exchange offer in any manner.

We will communicate any such decision in a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. The rights reserved by us above are in addition to our rights to terminate the exchange offer as a result of a failure to satisfy any of the conditions described under “—Conditions to Exchange Offer.”

Procedures for Tendering Old Notes

Letter of Transmittal. The tender to us of old notes by a holder as set forth below and the acceptance of the tender by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Except as described below, a tendering holder must transmit, prior to 5:00 p.m., New York City time, on the expiration date, to Wells Fargo Bank, N.A., the exchange agent, at the address set forth below under “— Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal; or

•	if old notes are tendered in accordance with the book-entry procedures listed below, an agent’s message transmitted through DTC’s Automated Tender Offer Program, referred to as ATOP.

In addition, a tendering holder must:

•	deliver certificates, if any, for the old notes to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date; or

•

deliver a timely confirmation of the book-entry transfer (a “book-entry confirmation”) of the old notes into the exchange agent’s account at DTC (the “book-entry transfer facility”), along with the letter of transmittal or an agent’s message; or

•	comply with the guaranteed delivery procedures described under “— Guaranteed Delivery,” below.

The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of old notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The old notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the old notes must be signed exactly as the name of any registered holder appears on the old notes.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk, and the delivery will be deemed made only upon actual receipt or confirmation by the exchange agent. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Holders tendering through DTC’s ATOP system should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date.

No old notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all old notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s ATOP system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent’s account. The tender by a holder of old notes, including pursuant to the delivery of an agent’s message through DTC’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of old notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

Signature Guarantees. Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes surrendered for exchange pursuant thereto are tendered:

•	by a registered holder of the old notes who has not completed the box entitled “Special Issuance Instructions” on the letter of transmittal; or

•	for the account of an eligible institution (as defined below).

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by a firm that is an eligible guarantor institution (bank, stockbroker, national securities exchange, registered securities association, savings and loan association or credit union with membership in a signature medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, or the Exchange Act (collectively, “eligible institutions”). If old notes are registered in the name of a person other than the person signing the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by, a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us, duly executed by the registered holder, with the signature guaranteed by an eligible institution.

Book-Entry Transfer. The exchange agent will make a request to establish an account for the old notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC prior to 5:00 p.m., New York City time, on the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Although delivery of the old notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below prior to 5:00 p.m., New York city time, on the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery. If a registered holder of old notes desires to tender the old notes, and the old notes are not immediately available, or time will not permit the holder’s old notes or other required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, or the procedures for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•

prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us:

•	stating the name and address of the holder of old notes and the amount of old notes tendered,

•	stating that the tender is being made, and

•

guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Required Acknowledgments; Resales by Broker-Dealers. By tendering old notes, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange notes.

If any holder of old notes is an “affiliate” of our company, as defined in Rule 405 under the Securities Act, or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the exchange notes to be acquired pursuant to the exchange offer, the holder:

•	cannot rely on the applicable interpretations of the SEC staff, and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration date, all old notes validly tendered. We will issue the exchange notes promptly after acceptance of the old notes. For purposes of an exchange offer, we will be deemed to have accepted validly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each old note accepted for exchange, the holder of the old note will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered old note. The exchange notes will bear interest from the most recent date on which interest has been paid on the old notes or, if no interest has been paid, from December 12, 2006. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer, except as set forth in the immediately preceding sentence. Holders of old notes whose old notes are accepted for exchange will not receive any payment in respect of interest on the old notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer.

In all cases, issuance of exchange notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

•	certificates for the old notes or a timely book-entry confirmation of the transfer of the old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal; and

•	all other required documents.

Unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes. In the case of old notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged old notes will be credited to an account maintained with DTC promptly after the expiration or termination of the exchange offer.

Withdrawal Rights

Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the exchange agent at the address set forth below under “— Exchange Agent” or, in the case of eligible institutions, at the facsimile number, or a properly transmitted “request message” through DTC’s ATOP system. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including registration numbers and principal amount of the old notes;

•	contain a statement that the holder is withdrawing its election to have the old notes exchanged;

•

other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of the old notes in the name of the person withdrawing the tender; and

•	specify the name in which the old notes are registered, if different from that of the depositor.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If old notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC. We will determine all questions as to the validity, form and eligibility (including time of receipt) of the notices and this determination shall be final and binding on all parties.

Any old notes validly withdrawn will be deemed not to have been validly tendered for exchange. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to the holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with DTC for the old notes) promptly after withdrawal, rejection of tender or termination of the exchange offer. Notes will not be issued in exchange unless the old notes so withdrawn are validly re-tendered. Validly withdrawn old notes may be re-tendered by following one of the procedures described under “— Procedures for Tendering Old Notes,” at any time prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer if, at any time before the acceptance of such old notes in exchange or the exchange of the exchange notes for such old notes, we determine that the exchange offer violates:

•	applicable law;

•	any applicable interpretation of the staff of the SEC; or

•	any order of any governmental agency or court of competent jurisdiction.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939. In any event, we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

All certificates for old notes, letters of transmittal and other documents should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

By registered or certified mail:

Wells Fargo Bank, N.A.

Attention: Corporate Trust Services

Sixth & Marquette; N9303-120

Minneapolis, MN 55479

By overnight courier or by hand:

Wells Fargo Bank, N.A.

Attention: Corporate Trust Services

Sixth & Marquette; N9303-120

Minneapolis, MN 55479

By facsimile transmission:	(612) 667-6282
Confirm facsimile transmission by telephone:	(800) 344-5128

Delivery of the letter of transmittal to an address other than as set forth above or transmission or instructions via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

Transfer Taxes

Holders who tender old notes for exchange will not be obligated to pay any transfer tax in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Appraisal Rights

Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the old notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will amortize the expenses of the exchange offer over the life of the exchange notes.

Participation in the Exchange Offer; Untendered Old Notes

Participation in the exchange offer is voluntary. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

As a result of the making of, and upon acceptance for exchange of all outstanding old notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the terms of the registration rights agreement. Holders of the old notes who do not tender in the exchange offer will continue to hold their old notes and will be entitled to all the rights, and subject to the limitations, applicable to the old notes under the indenture. Holders of old notes will no longer be entitled to any rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. All untendered old notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered outstanding notes could be adversely affected. This is because there will probably be many fewer remaining old notes outstanding following the exchange offer, significantly reducing the liquidity of the untendered old notes.

We may in the future seek to acquire untendered old notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of old notes following the applicable requirements of the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered in the exchange offer.

Resale of the Exchange Notes

Based on interpretations by the staff of the SEC issued to third parties, exchange notes issued in exchange for old notes may be offered for resale, resold or otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the exchange notes are acquired in the ordinary course of the holders’ business;

•	the holders have no arrangement with any person to participate in the distribution of the exchange notes; and

•	the holder is not an “affiliate” of our company as defined in Rule 405 under the Securities Act.

Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange notes. This analysis is based upon the SEC’s position in no-action letters issued regarding other transactions that were substantially similar to this exchange offer. Although the SEC has not indicated that it has changed its position on this issue, we have not sought our own interpretive letter from the SEC. There is no assurance that the SEC would make a similar determination with respect to the resale of the exchange notes. See “Risk Factors—The exchange notes may not be freely tradable by you.”

If any holder is an affiliate of our company, or if any holder is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, the holder:

•	cannot rely on the applicable interpretations of the SEC staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes where the old notes exchanged for such exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available for a period of 180 days after the expiration date to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.” However, to comply with the securities laws of certain jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available.

Concerning the Trustee

Wells Fargo Bank, N.A. is the trustee under the indenture governing the notes. We may maintain deposit accounts or conduct other banking transactions with the trustee in the ordinary course of business. Notice to the trustee should be directed to Wells Fargo Bank, N.A., Sixth & Marquette; N9303-120, Minneapolis, MN 55479, Facsimile No.: (612) 667-6282, Attention: Bondholder Communications.

DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” References in this description to “NewMarket” refer only to NewMarket Corporation and not to any of its Subsidiaries, and references in this description to “note,” “notes” or “the notes” refer to the exchange notes.

NewMarket issued the outstanding old notes and will issue the exchange notes under an indenture among itself, the Guarantors named on the signature pages thereto and Wells Fargo Bank, N.A., as trustee. The indenture was supplemented on February 7, 2007 to add as Guarantors newly-formed Domestic Subsidiaries of NewMarket. References in this prospectus to the indenture refer to the indenture as supplemented. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under “—Additional Information,” “Where You Can Find More Information” and “Documents Incorporated by Reference.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

The Notes

The notes:

•	are general unsecured obligations of NewMarket;

•	are pari passu in right of payment with all existing and future unsecured senior Indebtedness of NewMarket;

•	are senior in right of payment to any future subordinated Indebtedness of NewMarket; and

•	are fully and unconditionally guaranteed by the Guarantors.

However, the notes are effectively subordinated to all borrowings under the senior credit facility, which is secured by substantially all of the assets of NewMarket and the Guarantors. See “Risk Factors—Risks Relating to the Old Notes and the Exchange Notes—Your right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors.”

The Guarantees

The notes are guaranteed by all of NewMarket’s wholly-owned Domestic Subsidiaries.

Each guarantee of the notes:

•	is a general unsecured obligation of the Guarantor;

•	is pari passu in right of payment with all existing and future senior unsecured debt of that Guarantor; and

•	is senior in right of payment to all of such Guarantor’s existing and future debt that expressly provides for its subordination to such Guarantor’s subsidiary guarantee.

Not all of our Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The non-guarantor subsidiaries generated approximately 49.5% and 41.7% of our consolidated revenues and operating profit, respectively, for the fiscal year ended December 31, 2006 and held approximately 42.1% of our consolidated assets as of December 31, 2006. See “Risk Factors—Your right to receive payments on the notes will be structurally subordinated to claims of creditors of all of our non-guarantor subsidiaries and could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.”

All of our Domestic Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the exchange notes.

Principal, Maturity and Interest

NewMarket will issue notes in this offering with a maximum aggregate principal amount of $150 million. NewMarket may issue additional notes (“Additional Notes”) from time to time after this offering. Any offering of Additional Notes is subject to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. NewMarket will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on December 15, 2016.

Interest on the notes will accrue at the rate of 7 1/8% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing on June 15, 2007. NewMarket will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

Interest on the notes will accrue from December 12, 2006 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to NewMarket, NewMarket will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar unless NewMarket elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. NewMarket may change the paying agent or registrar without prior notice to the Holders of the notes, and NewMarket or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. NewMarket is not required to transfer or exchange any note selected for redemption. Also, NewMarket is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

The notes will be guaranteed by each of NewMarket’s current and future wholly-owned Domestic Subsidiaries. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the extent necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under, and to otherwise comply with, applicable law. See “Risk Factors—Risks Related to the Old Notes and the Exchange Notes—The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than NewMarket or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture and other agreements satisfactory to the trustee; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Subsidiary Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) NewMarket or a Restricted Subsidiary of NewMarket, if such sale or other disposition complies with the “Asset Sale” provisions of the indenture to the extent applicable to such transaction; or

(2)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) NewMarket or a Restricted Subsidiary of NewMarket, if such sale or other disposition complies with the “Asset Sale” provisions of the indenture to the extent applicable to such transaction;

(3)	if NewMarket designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4)	upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge;” or

(5)	upon a sale of Capital Stock of a Guarantor which causes such Guarantor (or any other Guarantor) to cease to be a Restricted Subsidiary in accordance with the applicable provisions of the indenture.

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to December 15, 2009, NewMarket may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of notes (which includes Additional Notes, if any) issued under the indenture at a redemption price of 107.125% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of notes (which includes Additional Notes, if any) issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by NewMarket and its Subsidiaries); and

(2)	the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

On or after December 15, 2011, NewMarket may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2011	103.563%
2012	102.375%
2013	101.188%
2014	100.000%

At any time prior to December 15, 2011, NewMarket may also redeem all or a part of the notes upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the “Redemption Date”).

Mandatory Redemption

NewMarket is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of notes will have the right to require NewMarket to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, NewMarket will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, and Liquidated Damages, if any, on the notes repurchased, to the date of purchase, subject to the rights of Holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, NewMarket will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. NewMarket will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, NewMarket will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

On the Change of Control Payment Date, NewMarket will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by NewMarket.

The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The provisions described above that require NewMarket to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that NewMarket repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

NewMarket will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by NewMarket and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of NewMarket and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require NewMarket to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of NewMarket and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

NewMarket will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	NewMarket (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	the fair market value is determined by NewMarket’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the trustee; and

(3)	at least 75% of the consideration received in the Asset Sale by NewMarket or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on NewMarket’s most recent consolidated balance sheet, of NewMarket or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases NewMarket or such Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations received by NewMarket or any such Restricted Subsidiary from such transferee that are converted by NewMarket or such Restricted Subsidiary into cash within 180 days of the closing of the Asset Sale, to the extent of the cash received in that conversion; and

(c)	any stock or assets of the kind referred to in clauses (2), (4) or (5) of the next paragraph of this covenant.

The 75% limitation referred to in clause (3) above will not apply to any Asset Sale with respect to which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (a) and (b) above, is equal to or greater than what the after-tax proceeds would have been had that Asset Sale complied with the aforementioned 75% limitation.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, NewMarket may apply those Net Proceeds:

(1)	to repay Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)	to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3)	to make a capital expenditure;

(4)	to acquire other long-term assets that are used or useful in a Permitted Business; or

(5)	to acquire the minority interest in any Restricted Subsidiary.

Pending the final application of any Net Proceeds, NewMarket may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10 million, NewMarket will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, NewMarket may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

NewMarket will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, NewMarket will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing NewMarket’s other Indebtedness contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the Holders of notes of their right to require NewMarket to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on NewMarket. Finally, NewMarket’s ability to pay cash to the Holders of notes upon a repurchase may be limited by NewMarket’s then existing financial resources. See “Risk Factors—We may not be able to repurchase the notes or repay debt under our senior credit facility upon a change of control.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

NewMarket will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of NewMarket’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving NewMarket or any of its Restricted Subsidiaries) or to the direct or indirect holders of NewMarket’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of NewMarket or to NewMarket or a Restricted Subsidiary of NewMarket);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving NewMarket) any Equity Interests of NewMarket or any direct or indirect parent of NewMarket;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees (excluding any intercompany Indebtedness between or among NewMarket and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(b)	NewMarket would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by NewMarket and its Restricted Subsidiaries since April 30, 2003 (excluding Restricted Payments permitted by clauses (2), (3), (4) and (5) of the next succeeding paragraph), is less than the sum, without duplication, of:

(i)	50% of the Consolidated Net Income of NewMarket for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after April 30, 2003 to the end of NewMarket’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(ii)	100% of the aggregate net cash proceeds received by NewMarket since April 30, 2003 as a contribution to its common equity capital or from the issue or sale of Equity Interests of NewMarket (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of NewMarket that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of NewMarket), plus

(iii)	to the extent that any Restricted Investment that was made after April 30, 2003 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(iv)	to the extent that any Unrestricted Subsidiary of NewMarket designated as such after April 30, 2003 is redesignated as a Restricted Subsidiary after April 30, 2003, the lesser of (i) the fair market value of NewMarket’s Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture, plus

(v)	50% of any dividends received by NewMarket or a Wholly Owned Restricted Subsidiary that is a Guarantor after April 30, 2003 from an Unrestricted Subsidiary of NewMarket, to the extent that such dividends were not otherwise included in the Consolidated Net Income of NewMarket for such period.

As of December 31, 2006, the amount that would have been available to NewMarket for Restricted Payments pursuant to this paragraph (3) would have been approximately $66.4 million.

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

(2)	the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of NewMarket or any Restricted Subsidiary or of any Equity Interests of NewMarket in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of NewMarket) of, Equity Interests of NewMarket (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(3)	the defeasance, redemption, repurchase or other acquisition or retirement for value of subordinated Indebtedness of NewMarket or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness, so long as no Default has occurred and is continuing or would be caused thereby;

(4)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of NewMarket to the holders of its Equity Interests on a pro rata basis;

(5)	the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of NewMarket or any Restricted Subsidiary of NewMarket issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(6)	other Restricted Payments in an aggregate amount since the date of the indenture not to exceed $25.0 million under this clause (6).

The amount of all Restricted Payments (other than real property held by and Investments in Development Subsidiaries valued as set forth under the caption “—Designation of Restricted and Unrestricted Subsidiaries” and cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by NewMarket or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of NewMarket whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, NewMarket will deliver to the trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

NewMarket will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and NewMarket will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that NewMarket may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and NewMarket’s Restricted Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for NewMarket’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by NewMarket and any Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of NewMarket and its Restricted Subsidiaries thereunder) not to exceed $165.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by NewMarket or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2)	the incurrence by NewMarket and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by NewMarket and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees, in each case, to be issued on the date of the indenture and the notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

(4)	the incurrence by NewMarket or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of NewMarket or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

(5)	the incurrence by NewMarket or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (10) or (12) of this paragraph;

(6)	the incurrence by NewMarket or any of its Restricted Subsidiaries of intercompany Indebtedness between or among NewMarket and any of its Restricted Subsidiaries; provided, however, that:

(a)	if NewMarket or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of NewMarket, or the Subsidiary Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than NewMarket or a Restricted Subsidiary of NewMarket and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either NewMarket or a Restricted Subsidiary of NewMarket; will be deemed, in each case, to constitute an incurrence of such Indebtedness by NewMarket or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the incurrence by NewMarket or any of its Restricted Subsidiaries of Hedging Obligations;

(8)	the guarantee by NewMarket or any of the Guarantors of Indebtedness of NewMarket or a Restricted Subsidiary of NewMarket that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(9)	the incurrence of obligations in respect of performance, bid and surety bonds and completion guarantees provided by NewMarket or any Restricted Subsidiary in the ordinary course of business;

(10)	the incurrence by NewMarket or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(11)

the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of

Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of NewMarket as accrued; and

(12)	the incurrence by NewMarket or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), not to exceed $15 million.

NewMarket will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of NewMarket or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Subsidiary Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a second or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, NewMarket will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Liens

NewMarket will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens, unless the notes receive an equal and ratable lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

NewMarket will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to NewMarket or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to NewMarket or any of its Restricted Subsidiaries;

(2)	make loans or advances to NewMarket or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to NewMarket or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the indenture, the notes and the Subsidiary Guarantees;

(3)	applicable law, regulation, rule or order;

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by NewMarket or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5)	customary non-assignment provisions in leases, licenses or contracts entered into in the ordinary course of business and consistent with past practices;

(6)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)	Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10)	Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

(12)	agreements governing Indebtedness of a Development Subsidiary that was permitted by the first paragraph of the covenant entitled “—Incurrence of Indebtedness and Issuance of Preferred Stock”, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Development Subsidiary.

Merger, Consolidation or Sale of Assets

NewMarket may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not NewMarket is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of NewMarket and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) NewMarket is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than NewMarket) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than NewMarket) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of NewMarket under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	NewMarket or the Person formed by or surviving any such consolidation or merger (if other than NewMarket), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

(a)	will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of NewMarket immediately preceding the transaction; and

(b)	will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

In addition, NewMarket may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1)	a merger of NewMarket with an Affiliate solely for the purpose of reincorporating NewMarket in another jurisdiction; or

(2)	any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of assets between or among NewMarket and any of its Restricted Subsidiaries.

The Person formed by or surviving such transaction will be the successor to NewMarket and shall succeed to, and be substituted for, and may exercise every right and power of, NewMarket under the indenture, and the predecessor company, except in the case of a lease, shall be released from its obligations with respect to the notes, including with respect to its obligation to pay the principal of and interest on the notes.

Transactions with Affiliates

NewMarket will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of NewMarket (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to NewMarket or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by NewMarket or such Restricted Subsidiary with an unrelated Person; and

(2)	NewMarket delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of NewMarket set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to NewMarket or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by NewMarket or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of NewMarket or such Restricted Subsidiary;

(2)	transactions between or among NewMarket and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of NewMarket) that is an Affiliate of NewMarket solely because NewMarket owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable directors fees, consistent with industry practices, to Persons who are not otherwise employees of NewMarket;

(5)	sales of Equity Interests (other than Disqualified Stock) to Affiliates of NewMarket; and

(6)	Restricted Payments that are permitted by the provisions of the indenture described above under the caption “—Restricted Payments.”

Additional Subsidiary Guarantees

If NewMarket or any of its Restricted Subsidiaries acquires or creates another wholly-owned Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 Business Days of the date on which it was acquired or created; provided, however, the aforementioned will not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of NewMarket may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by NewMarket and its Restricted Subsidiaries in such Subsidiary properly designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by NewMarket; provided that the amount of any Restricted Payment resulting from the designation of a Development Subsidiary as an Unrestricted Subsidiary shall be equal to the sum of (a) the book value as of September 30, 2006 of the real property held by NewMarket or any of its Restricted Subsidiaries on the date of the indenture and held by or contributed to such Subsidiary at the time of such designation and (b) the fair market value of all other Investments made by NewMarket and its Restricted Subsidiaries in such Subsidiary at the time of such Investments, net of any dividend or any other payment or distribution to NewMarket or any of its Restricted Subsidiaries at the time of or in connection with such designation (provided that any such dividends, other payments or distributions applied in such calculation pursuant to this clause (b) shall be excluded from clauses (3)(c) and (3)(e) under the caption “—Restricted Payments”). That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary if the re-designation would not cause a Default.

Sale and Leaseback Transactions

NewMarket will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that NewMarket or any Guarantor may enter into a sale and leaseback transaction if:

(1)	NewMarket or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens;”

(2)	the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of NewMarket and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3)	the transfer of assets in that sale and leaseback transaction is permitted by, and NewMarket applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Payments for Consent

NewMarket will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, NewMarket will furnish to the Holders of notes or cause the trustee to furnish to the Holders of notes, within the time periods specified in the SEC’s rules and regulations (provided that such report shall be deemed furnished to the extent timely filed with the SEC):

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms
10-Q and 10-K if NewMarket were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by NewMarket’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if NewMarket were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, following the consummation of the exchange offer contemplated by the registration rights agreement NewMarket, whether or not required by the SEC, will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, NewMarket is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, NewMarket will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. NewMarket will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept NewMarket’s filings for any reason, NewMarket will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if NewMarket were required to file those reports with the SEC.

If NewMarket has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of NewMarket and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of NewMarket.

In addition, NewMarket and the Guarantors agree that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

(2)	default in payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the notes;

(3)	failure by NewMarket or any of its Restricted Subsidiaries for 30 days after notice to NewMarket by the trustee or the Holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Certain Covenants—Restricted Payments,” or “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4)	failure by NewMarket or any of its Restricted Subsidiaries to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(5)	failure by NewMarket or any of its Restricted Subsidiaries for 60 days after notice to NewMarket by the trustee or the Holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by NewMarket or any of its Restricted Subsidiaries (or the payment of which is guaranteed by NewMarket or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15 million or more;

(7)	failure by NewMarket or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after any and all rights to appeal such judgment have expired;

(8)	except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(9)	certain events of bankruptcy or insolvency described in the indenture with respect to NewMarket or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to NewMarket, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any Holders of notes unless such Holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)	such Holder has previously given the trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3)	such Holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	Holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

NewMarket is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, NewMarket is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of NewMarket or any Guarantor, as such, will have any liability for any obligations of NewMarket or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

NewMarket may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

(2)	NewMarket’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and NewMarket’s and the Guarantor’s obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, NewMarket may, at its option and at any time, elect to have the obligations of NewMarket and the Restricted Subsidiaries released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	NewMarket must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and NewMarket must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, NewMarket has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) NewMarket has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, NewMarket has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which NewMarket or any of its Subsidiaries is a party or by which NewMarket or any of its Subsidiaries is bound;

(6)	NewMarket must deliver to the trustee an officers’ certificate stating that the deposit was not made by NewMarket with the intent of preferring the Holders of notes over the other creditors of NewMarket with the intent of defeating, hindering, delaying or defrauding creditors of NewMarket or others; and

(7)	NewMarket must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

(1)	reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest, premium or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest, premium or Liquidated Damages, if any, on the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

(10)	Notwithstanding the preceding, without the consent of any Holder of notes, NewMarket, the Guarantors and the trustee may amend or supplement the indenture or the notes:

(a)	to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature;

(b)	to provide for uncertificated notes in addition to or in place of certificated notes;

(c)	to provide for the assumption of NewMarket’s or a Guarantor’s obligations to Holders of notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of NewMarket’s or such Guarantor’s assets, as applicable;

(d)	to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

(e)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(f)	to conform the text of the indenture, the Subsidiary Guarantees or the notes to any provision of this Description of notes to the extent that such provision in this Description of notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees or the notes as evidenced by an officers’ certificate delivered to the trustee;

(g)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

(h)	to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes.

The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to NewMarket, have been delivered to the trustee for cancellation; or

(b)

all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and NewMarket or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which NewMarket or any Guarantor is a party or by which NewMarket or any Guarantor is bound;

(3)	NewMarket or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	NewMarket has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, NewMarket must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of NewMarket or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to NewMarket Corporation, 330 South Fourth Street, P.O. Box 2189, Richmond, Virginia 23219-2189, Attention: M. Rudolph West, Secretary.

Book-Entry, Delivery and Form

Except as set forth below, notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. NewMarket takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

DTC has advised NewMarket that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised NewMarket that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations that are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, NewMarket and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither NewMarket, the trustee nor any agent of NewMarket or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’ s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised NewMarket that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or NewMarket. Neither NewMarket nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and NewMarket and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised NewMarket that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Neither NewMarket nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered Certificated form (“Certificated Notes”) if:

(1)	DTC (a) notifies NewMarket that it is unwilling or unable to continue as depositary for the Global Notes and NewMarket fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, NewMarket fails to appoint a successor depositary;

(2)	NewMarket, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the notes;

then, upon surrender by the Global Note Holder of its Global Note, notes in such form will be issued to each Person that the Global Note Holder and DTC identify as being the beneficial owner of the related notes.

Neither NewMarket nor the trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of notes and NewMarket and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) in accordance with the indenture governing the notes.

Same Day Settlement and Payment

NewMarket will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. NewMarket will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. NewMarket expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess of:

(a)	the present value at such Redemption Date of (i) the redemption price of the note at December 15, 2011 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through December 15, 2011 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)	the principal amount of the note, if greater.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of NewMarket and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests by any of NewMarket’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

(2)	a transfer of assets between or among NewMarket and its Restricted Subsidiaries,

(3)	an issuance of Equity Interests by a Restricted Subsidiary to NewMarket or to another Restricted Subsidiary;

(4)	the sale or lease of equipment, inventory or accounts receivable or other assets in the ordinary course of business consistent with past practice;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(7)	sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of NewMarket or any of its Restricted Subsidiaries;

(8)	any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended; provided that to the extent such exchange involves property valued in excess of $5.0 million, the property received by NewMarket in such exchange has a fair market value equivalent to the fair market value of the property transferred by NewMarket as evidenced by a resolution of the Board of Directors; and

(9)	the license of patents, trademarks, copyrights and know-how to third Persons in the ordinary course of business.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition;

(6)	readily marketable securities, including Indebtedness or preferred stock, rated “BBB” or higher from Standard & Poor’s Rating Services or “Baa3” or higher from Moody’s Investors Service, Inc.;

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)	readily marketable and liquid investments in diversified and publicly quoted mutual funds managed by nationally recognized investment firms; provided that upon any such investment, NewMarket and its Restricted Subsidiaries hold no more than 1% of the aggregate amount invested in any such fund.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of NewMarket and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of NewMarket;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of NewMarket, measured by voting power rather than number of shares;

(4)	the first day on which a majority of the members of the Board of Directors of NewMarket are not Continuing Directors; or

(5)	NewMarket consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, NewMarket, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of NewMarket or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of NewMarket outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)	an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person and the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

(2)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(3)	the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

(4)	the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1)	the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

(2)	the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of NewMarket who:

(1)	was a member of such Board of Directors on the date of the indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 18, 2004, by and among NewMarket Corporation, NewMarket Corporation, SunTrust Bank as Administrative Agent, and the lenders from time to time party thereto, as amended by a certain First Amendment to Amended and Restated Credit Agreement, dated as of June 18, 2004, a certain Second Amendment to Amended and Restated Credit Agreement, dated as of November 15, 2004, a certain Third Amendment to Amended and Restated Credit Agreement, dated as of June 17, 2005, and a certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 5, 2006, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Development Subsidiary” means any Subsidiary of NewMarket that is designated by the Board of Directors of NewMarket as a Development Subsidiary pursuant to a Board Resolution, but only to the extent that, after giving effect to such designation, such Subsidiary:

(1)	is a Person with respect to which neither NewMarket nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(2)	does not have any operations, other than its ownership of real property and buildings and other improvements thereon, and activities relating to the development, construction, leasing, rental and management of, such property, buildings and improvements, or assets, other than real property and buildings and other improvements thereon.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require NewMarket to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that NewMarket may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of NewMarket that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of NewMarket (other than NewMarket’s existing 7 1/8% Senior Notes due 2016).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means Indebtedness of NewMarket and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of NewMarket (other than Disqualified Stock) or to NewMarket or a Restricted Subsidiary of NewMarket, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1)	Afton Chemical Corporation, Afton Chemical Intangibles LLC, Afton Chemical Asia Pacific LLC, Afton Chemical Canada Holdings, Inc., Afton Chemical Japan Holdings, Inc., Afton Chemical Additives Corporation, NewMarket Corporation, Ethyl Asia Pacific LLC, Ethyl Canada Holdings, Inc., Ethyl Export Corporation, Ethyl Interamerica Corporation, Ethyl Ventures, Inc., Interamerica Terminals Corporation, The Edwin Cooper Corporation, NewMarket Services Corporation, NewMarket Investment Company, Old Town LLC, NewMarket Development Corporation, Foundry Park I, LLC, Foundry Park II, LLC, Gamble’s Hill, LLC, Gamble’s Hill Tredegar, LLC, Gamble’s Hill Lab, LLC, Gamble’s Hill Landing, LLC and Gamble’s Hill Third Street, LLC; and

(2)	any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

(2)	any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values; and

(3)	forward contracts, commodity swap, commodity option and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)	representing the balance deferred and unpaid of any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If NewMarket or any Restricted Subsidiary of NewMarket sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of NewMarket such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of NewMarket, NewMarket will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of NewMarket’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by NewMarket or any Restricted Subsidiary of NewMarket of a Person that holds an Investment in a third Person will be deemed to be an Investment by NewMarket or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by NewMarket or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither NewMarket nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise (except as an obligor under customary indemnification obligations (including those arising under contractual arrangements) and other similar arrangements), or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of NewMarket or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of NewMarket or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means any business that derives a majority of its revenues from any of the businesses engaged in by NewMarket and its Restricted Subsidiaries on the date of the indenture governing the notes and or activities that are reasonably similar, ancillary, incidental, complimentary or related to, or a reasonable extension, development or expansion of, any of the businesses in which NewMarket and its Restricted Subsidiaries are engaged or propose to be engaged on the date of the indenture governing the notes.

“Permitted Investments” means:

(1)	any Investment in NewMarket or in a Restricted Subsidiary of NewMarket;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by NewMarket or any Restricted Subsidiary of NewMarket in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of NewMarket; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, NewMarket or a Restricted Subsidiary of NewMarket;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5)	any Investment or acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of NewMarket;

(6)	any Investments received in compromise or resolution of (A) obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)	Hedging Obligations;

(8)	repurchases of the notes; and

(9)	other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since the date of the indenture not to exceed $10.0 million.

“Permitted Liens” means:

(1)	Liens securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the indenture to be incurred and/or securing Hedging Obligations related thereto;

(2)	Liens in favor of NewMarket;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with NewMarket or any Restricted Subsidiary of NewMarket; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with NewMarket or the Restricted Subsidiary;

(4)	Liens on property existing at the time of acquisition of the property by NewMarket or any Restricted Subsidiary of NewMarket, provided that such Liens were in existence prior to, and not incurred in the contemplation of, such acquisition;

(5)	Liens to secure the performance of statutory obligations, letters of credit, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(7)	Liens existing on the date of the indenture;

(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)	Liens incurred in the ordinary course of business of NewMarket or any Restricted Subsidiary of NewMarket with respect to obligations that do not exceed $10.0 million at any one time outstanding;

(10)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)	Liens created for the benefit of (or to secure) the notes (or the Subsidiary Guarantees);

(12)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)	the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13)	Liens on the Capital Stock and assets of Development Subsidiaries to secure Indebtedness permitted by the first paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets of such Development Subsidiaries; and

(14)	Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

“Permitted Refinancing Indebtedness” means any Indebtedness of NewMarket or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of NewMarket or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)	such Indebtedness is incurred either by NewMarket or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Equity Offering” means an offering of common equity securities of NewMarket yielding gross proceeds to NewMarket of at least $15 million.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2011; provided, however, that if the period from the Redemption Date to December 15, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of NewMarket that is designated by the Board of Directors of NewMarket as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with NewMarket or any Restricted Subsidiary of NewMarket unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to NewMarket or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of NewMarket;

(3)	is a Person with respect to which neither NewMarket nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	it is not guaranteeing or otherwise providing credit support for any Indebtedness of NewMarket or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of NewMarket as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of NewMarket as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” NewMarket will be in default of such covenant. The Board of Directors of NewMarket may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of NewMarket of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (ii) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summarizes the material federal income tax consequences of the exchange of old notes for exchange notes. This summary is based on current law, which is subject to change at any time, possibly with retroactive effect. In addition, this summary does not address the tax consequences of the exchange under applicable state, local or foreign laws.

The exchange of old notes for exchange notes pursuant to the exchange offer should not be a taxable exchange for U.S. federal income tax purposes. When a holder exchanges an old note for an exchange note pursuant to the exchange offer, the holder will have the same adjusted basis and holding period for the exchange note as for the old note immediately before the exchange.

The preceding discussion is for general information only and is not tax advice. Accordingly, each holder should consult its own tax advisor as to the particular tax consequences to it of exchanging old notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 180 days from the consummation of the exchange offer, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for exchange notes in the exchange offer on terms which may differ from those contained in the registration rights agreement. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding old notes have been exchanged for exchange notes pursuant to the terms and conditions contained herein.

LEGAL MATTERS

The validity of the notes and the guarantees will be passed upon for us by Hunton & Williams LLP, Richmond, Virginia.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room in Washington, D.C., 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our common stock is traded on the New York Stock Exchange under the symbol “NEU.” You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a Registration Statement on Form S-4 with respect to the exchange notes. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are only summaries and are not complete. We refer you to these exhibits for a more complete description of the matter involved. Each statement regarding the exhibits is qualified by the actual documents.

DOCUMENTS INCORPORATED BY REFERENCE

We have incorporated by reference in this prospectus certain information we have filed with the SEC, which means that we have disclosed important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, all of which are contained, or will be contained, in SEC File No. 1-32190, until the offering of the securities under this prospectus is completed or withdrawn:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006; and

•	our Current Reports on Form 8-K filed with the SEC on January 12, 2007 and February 22, 2007.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Corporate Secretary, NewMarket Corporation, 330 South Fourth Street, Richmond, Virginia 23219, (804) 788-5000. We also make these filings available at no cost through “SEC Filings” under “Investor Relations” on our website located at www.newmarket.com as soon as reasonably practicable after they are filed with the SEC. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus.

Until                  , 2007 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits, and the Articles of Incorporation of the Company require, the Company to indemnify its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director or, unless limited by a corporation’s articles of incorporation, officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, and further provides that a corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The VSCA establishes a statutory limit on liability of officers and directors of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation, to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

The Articles of Incorporation of the Company require indemnification of directors and officers with respect to any liability and expenses incurred by them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Articles of Incorporation of the Company provide that, to the full extent that the VSCA permits elimination of the liability of directors of officers, no director or officer of the Company shall be liable to the Company or its shareholders for any monetary damages. This elimination will not apply in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 through 704 of the VSCA are hereby incorporated by reference herein.

Any underwriting agreement for the securities may contain provisions entitling the Company’s directors, its officers who signed the registration statement and persons controlling the Company to indemnification against certain liabilities that might arise under the Securities Act from certain information furnished to the Company by or on behalf of any such indemnifying party.

The Company also carries insurance on behalf of its directors, officers, employees, and agents that may cover liabilities under the Securities Act.

Item 21.	Exhibits and Financial Statement Schedules.

The following is a list of all the exhibits filed herewith or incorporated by reference as part of the registration statement.

Exhibit Number	Description

3.1	Articles of Incorporation of NewMarket Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 1-32190) filed with the SEC on March 14, 2005).

3.2	Amended Bylaws of NewMarket Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-32190) filed with the SEC on February 28, 2005).

3.3	Certificate of Incorporation of Afton Chemical Corporation, as amended.

3.4	Bylaws of Afton Chemical Corporation.

3.5	Articles of Organization of Afton Chemical Intangibles LLC.

3.6	Operating Agreement of Afton Chemical Intangibles LLC.

3.7	Articles of Organization of Afton Chemical Asia Pacific LLC.

3.8	Operating Agreement of Afton Chemical Asia Pacific LLC.

3.9	Articles of Incorporation of Afton Chemical Canada Holdings, Inc.

3.10	Bylaws of Afton Chemical Canada Holdings, Inc.

3.11	Articles of Incorporation of Afton Chemical Japan Holdings, Inc., as amended.

3.12	Bylaws of Afton Chemical Japan Holdings, Inc.

3.13	Articles of Incorporation of Afton Chemical Additives Corporation, as amended.

3.14	Bylaws of Afton Chemical Additives Corporation.

3.15	Amended and Restated Articles of Incorporation of Ethyl Corporation.

3.16	Bylaws of Ethyl Corporation.

3.17	Articles of Organization of Ethyl Asia Pacific LLC.

3.18	Operating Agreement of Ethyl Asia Pacific LLC.

3.19	Articles of Incorporation of Ethyl Canada Holdings, Inc.

3.20	Bylaws of Ethyl Canada Holdings, Inc.

3.21	Articles of Incorporation of Ethyl Export Corporation.

3.22	Bylaws of Ethyl Export Corporation.

3.23	Certificate of Incorporation of Ethyl Interamerica Corporation.

3.24	Bylaws of Ethyl Interamerica Corporation.

3.25	Articles of Incorporation of Ethyl Ventures, Inc.

3.26	Bylaws of Ethyl Ventures, Inc.

3.27	Articles of Incorporation of Interamerica Terminals Corporation.

3.28	Bylaws of Interamerica Terminals Corporation.

3.29	Articles of Incorporation of The Edwin Cooper Corporation.

3.30	Bylaws of The Edwin Cooper Corporation.

3.31	Articles of Incorporation of NewMarket Investment Company.

3.32	Bylaws of NewMarket Investment Company.

3.33	Articles of Incorporation of NewMarket Services Corporation.

3.34	Bylaws of NewMarket Services Corporation.

3.35	Articles of Organization of Old Town LLC.

3.36	Amended and Restated Declaration of Operation of Old Town LLC.

3.37	Articles of Incorporation of NewMarket Development Corporation.

3.38	Bylaws of NewMarket Development Corporation.

3.39	Articles of Organization of Foundry Park I, LLC.

3.40	Amended and Restated Operating Agreement of Foundry Park I, LLC.

3.41	Articles of Organization of Foundry Park II, LLC.

3.42	Amended and Restated Operating Agreement of Foundry Park II, LLC.

3.43	Articles of Organization of Gamble’s Hill, LLC

3.44	Operating Agreement of Gamble’s Hill, LLC.

3.45	Articles of Organization of Gamble’s Hill Tredegar, LLC.

3.46	Operating Agreement of Gamble’s Hill Tredegar, LLC.

3.47	Articles of Organization of Gamble’s Hill Lab, LLC.

3.48	Operating Agreement of Gamble’s Hill Lab, LLC.

3.49	Articles of Organization of Gamble’s Hill Landing, LLC.

3.50	Operating Agreement of Gamble’s Hill Landing, LLC.

3.51	Articles of Organization of Gamble’s Hill Third Street, LLC.

3.52	Operating Agreement of Gamble’s Hill Third Street, LLC.

4.1	Indenture, dated as of December 12, 2006, among the Company, the Guarantors listed on the signature pages thereto and Wells Fargo Bank, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 1-32190) filed with the SEC on December 13, 2006).

4.2	First Supplemental Indenture, dated as of February 7, 2007, among the Company, NewMarket Development Corporation, Foundry Park I, LLC, Foundry Park II, LLC, Gamble’s Hill, LLC, Gamble’s Hill Tredegar, LLC, Gamble’s Hill Lab, LLC, Gamble’s Hill Landing, LLC, and Gamble’s Hill Third Street, LLC, and Wells Fargo Bank, N.A., as trustee (incorporated herein by reference to Exhibit 4.8 to the Company’s Annual Report on Form 10-K (File No. 1-32190) filed with the SEC on February 26, 2007).

4.3	Form of Senior Note (included in Exhibit 4.1).

4.4	Registration Rights Agreement, dated as of December 12, 2006, among the Company, the Guarantors listed on the signature pages thereto and Credit Suisse Securities (USA) LLC (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K (File No. 1-32190) filed with the SEC on December 13, 2006).

4.5	Second Amended and Restated Credit Agreement, dated as of December 21, 2006, among the Company, SunTrust Bank, as administrative agent, SunTrust Capital Markets, as lead arranger and book manager, and the lenders from time to time parties thereto (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 1-32190) filed with the SEC on December 28, 2006).

5.1	Form of Opinion of Hunton & Williams LLP.

12.1	Computation of ratios of earnings to fixed charges (incorporated by reference herein by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K (File No. 1-32190) filed with the SEC on February 26, 2007).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Senior Notes.

99.1	Letter of Transmittal.

99.2	Notice of Guaranteed Delivery.

99.3	Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement);

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(e) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

[Registrant Signature Pages Follow]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

NEWMARKET CORPORATION

By:	/s/ Thomas E. Gottwald
Thomas E. Gottwald
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

	Signature	Title

By:	/s/ Bruce C. Gottwald	Chairman of the Board, Chairman of the Executive Committee, Director
Bruce C. Gottwald

By:	/s/ Thomas E. Gottwald	President, Chief Executive Officer and Director
	Thomas E. Gottwald	(Principal Executive Officer)

By:	/s/ David A. Fiorenza	Vice President and Treasurer (Principal Financial Officer)
David A. Fiorenza

By:	/s/ Wayne C. Drinkwater	Controller (Principal Accounting Officer)
Wayne C. Drinkwater

By:	/s/ Phyllis L. Cothran	Director
Phyllis L. Cothran

By:	/s/ Patrick D. Hanley	Director
Patrick D. Hanley

By:	/s/ James E. Rogers	Director
James E. Rogers

By:	/s/ Sidney Buford Scott	Director
Sidney Buford Scott

By:	/s/ Charles B. Walker	Director
Charles B. Walker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

AFTON CHEMICAL CORPORATION

By:	/s/ C. S. Warren Huang
C. S. Warren Huang
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

	Signature	Title

By:	/s/ C. S. Warren Huang	President (Principal Executive Officer)
C. S. Warren Huang

By:	/s/ David A. Fiorenza	Treasurer and Director
	David A. Fiorenza	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Thomas E. Gottwald	Director
Thomas E. Gottwald

By:	/s/ Steven M. Edmonds	Director
Steven M. Edmonds

By:	/s/ Bruce R. Hazelgrove, III	Director
Bruce R. Hazelgrove, III

	Signature	Title

By:	/s/ Alexander McLean	Director
Alexander McLean

By:	/s/ Robert A. Shama	Director
Robert A. Shama

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

AFTON CHEMICAL INTANGIBLES LLC

By:	/s/ C. S. Warren Huang
C. S. Warren Huang
Manager

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

	Signature	Title

By:	/s/ C. S. Warren Huang	Manager (Principal Executive Officer)
C. S. Warren Huang

By:	/s/ Marshall B. Nelson	Manager
	Marshall B. Nelson	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

AFTON CHEMICAL ASIA PACIFIC LLC

By:	/s/ C. S. Warren Huang
C. S. Warren Huang
Manager

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

	Signature	Title

By:	/s/ C. S. Warren Huang	Manager (Principal Executive Officer)
C. S. Warren Huang

By:	/s/ Robert A. Shama	Manager
	Robert A. Shama	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

AFTON CHEMICAL CANADA HOLDINGS, INC.

By:	/s/ C. S. Warren Huang
C. S. Warren Huang
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

	Signature	Title

By:	/s/ C. S. Warren Huang	President and Director (Principal Executive Officer)
C. S. Warren Huang

By:	/s/ M. Rudolph West	Secretary, Treasurer and Director
	M. Rudolph West	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Steven M. Edmonds	Director
Steven M. Edmonds

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

AFTON CHEMICAL JAPAN HOLDINGS, INC.

By:	/s/ C. S. Warren Huang
C. S. Warren Huang
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

	Signature	Title

By:	/s/ C. S. Warren Huang	President and Director (Principal Executive Officer)
C. S. Warren Huang

By:	/s/ M. Rudolph West	Secretary and Treasurer
	M. Rudolph West	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Steven M. Edmonds	Director
Steven M. Edmonds

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

AFTON CHEMICAL ADDITIVES CORPORATION

By:	/s/ C. S. Warren Huang
C. S. Warren Huang
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

	Signature	Title

By:	/s/ C. S. Warren Huang C. S. Warren Huang	President (Principal Executive Officer)

By:	/s/ M. Rudolph West	Secretary and Treasurer
	M. Rudolph West	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ David A. Fiorenza	Director
David A. Fiorenza

By:	/s/ Steven M. Edmonds	Director
Steven M. Edmonds

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

ETHYL CORPORATION

By:	/s/ Russell L. Gottwald, Jr.
Russell L. Gottwald, Jr.
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

	Signature	Title

By:	/s/ Russell L. Gottwald, Jr.	President and Director (Principal Executive Officer)
Russell L. Gottwald, Jr.

By:	/s/ Wayne C. Drinkwater	Treasurer and Director
	Wayne C. Drinkwater	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Thomas E. Gottwald	Director
Thomas E. Gottwald

By:	/s/ Bruce R. Hazelgrove, III	Director
Bruce R. Hazelgrove, III

By:	/s/ M. Rudolph West	Director
M. Rudolph West

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

ETHYL ASIA PACIFIC LLC

By:	/s/ Russell L. Gottwald, Jr.
Russell L. Gottwald, Jr.
Manager

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

	Signature	Title

By:	/s/ Russell L. Gottwald, Jr.	Manager (Principal Executive Officer)
Russell L. Gottwald, Jr.

By:	/s/ John W. Street	Manager
	John W. Street	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

ETHYL CANADA HOLDINGS, INC.

By:	/s/ Russell L. Gottwald, Jr.
Russell L. Gottwald, Jr.
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

	Signature	Title

By:	/s/ Russell L. Gottwald, Jr.	President and Director (Principal Executive Officer)
Russell L. Gotwald, Jr.

By:	/s/ M. Rudolph West	Secretary and Treasurer
	M. Rudolph West	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ John W. Street	Director
John W. Street

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

ETHYL EXPORT CORPORATION

By:	/s/ Russell L. Gottwald, Jr.
Russell L. Gottwald, Jr.
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

	Signature	Title

By:	/s/ Russell L. Gottwald, Jr.	President and Director (Principal Executive Officer)
Russell L. Gottwald, Jr.

By:	/s/ M. Rudolph West	Secretary and Treasurer
	M. Rudolph West	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ John W. Street	Director
John W. Street

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

ETHYL INTERAMERICA CORPORATION

By:	/s/ Russell L. Gottwald, Jr.
Russell L. Gottwald, Jr. President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Russell L. Gottwald, Jr.	President and Director (Principal Executive Officer)
Russell L. Gottwald, Jr.

By:	/s/ M. Rudolph West	Secretary and Treasurer
	M. Rudolph West	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ John W. Street	Director
John W. Street

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

ETHYL VENTURES, INC.

By:	/s/ Russell L. Gottwald, Jr.
Russell L. Gottwald, Jr. President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Russell L. Gottwald, Jr.	President and Director (Principal Executive Officer)
Russell L. Gottwald, Jr.

By:	/s/ M. Rudolph West	Secretary and Treasurer
	M. Rudolph West	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ John W. Street	Director
John W. Street

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

INTERAMERICA TERMINALS CORPORATION

By:	/s/ Russell L. Gottwald, Jr.
Russell L. Gottwald, Jr. President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Russell L. Gottwald, Jr.	President and Director (Principal Executive Officer)
Russell L. Gottwald, Jr.

By:	/s/ M. Rudolph West	Secretary and Treasurer
	M. Rudolph West	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ John W. Street	Director
John W. Street

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

THE EDWIN COOPER CORPORATION

By:	/s/ C. S. Warren Huang
C. S. Warren Huang President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ C. S. Warren Huang	President and Director (Principal Executive Officer)
C. S. Warren Huang

By:	/s/ M. Rudolph West	Secretary
	M. Rudolph West	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Steven M. Edmonds	Director
Steven M. Edmonds

By:	/s/ Robert A. Shama	Director
Robert A. Shama

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

NEWMARKET INVESTMENT COMPANY

By:	/s/ Thomas E. Gottwald
Thomas E. Gottwald President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Thomas E. Gottwald	Chairman of the Board, President and Director (Principal Executive Officer)
Thomas E. Gottwald

By:	/s/ David A. Fiorenza	Vice President, Treasurer and Director
	David A. Fiorenza	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Steven M. Edmonds	Director
Steven M. Edmonds

By:	/s/ Bruce R. Hazelgrove, III	Director
Bruce R. Hazelgrove, III

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

NEWMARKET SERVICES CORPORATION

By:	/s/ Thomas E. Gottwald
Thomas E. Gottwald President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Thomas E. Gottwald	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)
Thomas E. Gottwald

By:	/s/ David A. Fiorenza	Vice President, Principal Financial Officer and Director
	David A. Fiorenza	(Principal Financial Officer)

By:	/s/ Wayne C. Drinkwater	Vice President, Controller and Principal
	Wayne C. Drinkwater	Accounting Officer (Principal Accounting Officer)

By:	/s/ Bruce R. Hazelgrove, III	Director
Bruce R. Hazelgrove, III

Signature		Title

By:	/s/ Steven M. Edmonds	Director
Steven M. Edmonds

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

OLD TOWN LLC

By:	/s/ Bruce R. Hazelgrove, III
Bruce R. Hazelgrove, III Sole Manager

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Bruce R. Hazelgrove, III	Sole Manager
	Bruce R. Hazelgrove, III	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

NEWMARKET DEVELOPMENT CORPORATION

By:	/s/ Bruce R. Hazelgrove, III
Bruce R. Hazelgrove, III Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Thomas E. Gottwald	President, Chief Executive Officer and Director (Principal Executive Officer)
Thomas E. Gottwald

By:	/s/ Bruce R. Hazelgrove, III	Vice President and Director
	Bruce R. Hazelgrove, III	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ M. Rudolph West	Director
M. Rudolph West

By:	/s/ David A. Fiorenza	Director
David A. Fiorenza

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

FOUNDRY PARK I, LLC

By:	NEWMARKET DEVELOPMENT
CORPORATION, its Manager

By:	/s/ Bruce R. Hazelgrove, III
Bruce R. Hazelgrove, III Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Thomas E. Gottwald	President, Chief Executive Officer and Director of
	Thomas E. Gottwald	NewMarket Development Corporation, the Manager of Foundry Park I, LLC (Principal Executive Officer)

By:	/s/ Bruce R. Hazelgrove, III	Vice President and Director of NewMarket
	Bruce R. Hazelgrove, III	Development Corporation (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ M. Rudolph West	Director of NewMarket Development Corporation
M. Rudolph West

By:	/s/ David A. Fiorenza	Director of NewMarket Development Corporation
David A. Fiorenza

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

FOUNDRY PARK II, LLC

By:	NEWMARKET DEVELOPMENT
CORPORATION, its Manager

By:	/s/ Bruce R. Hazelgrove, III
Bruce R. Hazelgrove, III Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Thomas E. Gottwald	President, Chief Executive Officer and Director of
	Thomas E. Gottwald	NewMarket Development Corporation, the Manager of Foundry Park I, LLC (Principal Executive Officer)

By:	/s/ Bruce R. Hazelgrove, III	Vice President and Director of NewMarket
	Bruce R. Hazelgrove, III	Development Corporation (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ M. Rudolph West	Director of NewMarket Development Corporation
M. Rudolph West

By:	/s/ David A. Fiorenza	Director of NewMarket Development Corporation
David A. Fiorenza

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

GAMBLE’S HILL, LLC

By:	NEWMARKET DEVELOPMENT
CORPORATION, its Manager

By:	/s/ Bruce R. Hazelgrove, III
Bruce R. Hazelgrove, III Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Thomas E. Gottwald	President, Chief Executive Officer and Director of
	Thomas E. Gottwald	NewMarket Development Corporation, the Manager of Foundry Park I, LLC (Principal Executive Officer)

By:	/s/ Bruce R. Hazelgrove, III	Vice President and Director of NewMarket Development
	Bruce R. Hazelgrove, III	Corporation (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ M. Rudolph West	Director of NewMarket Development Corporation
M. Rudolph West

By:	/s/ David A. Fiorenza	Director of NewMarket Development Corporation
David A. Fiorenza

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

GAMBLE’S HILL TREDEGAR, LLC

By:	NEWMARKET DEVELOPMENT
CORPORATION, its Manager

By:	/s/ Bruce R. Hazelgrove, III
Bruce R. Hazelgrove, III Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Thomas E. Gottwald	President, Chief Executive Officer and Director of
	Thomas E. Gottwald	NewMarket Development Corporation, the Manager of Foundry Park I, LLC (Principal Executive Officer)

By:	/s/ Bruce R. Hazelgrove, III	Vice President and Director of NewMarket Development
	Bruce R. Hazelgrove, III	Corporation (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ M. Rudolph West	Director of NewMarket Development Corporation
M. Rudolph West

By:	/s/ David A. Fiorenza	Director of NewMarket Development Corporation
David A. Fiorenza

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

GAMBLE’S HILL LAB, LLC

By:	NEWMARKET DEVELOPMENT
CORPORATION, its Manager

By:	/s/ Bruce R. Hazelgrove, III
Bruce R. Hazelgrove, III Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Thomas E. Gottwald	President, Chief Executive Officer and Director of
	Thomas E. Gottwald	NewMarket Development Corporation, the Manager of Foundry Park I, LLC (Principal Executive Officer)

By:	/s/ Bruce R. Hazelgrove, III	Vice President and Director of NewMarket Development
	Bruce R. Hazelgrove, III	Corporation (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ M. Rudolph West	Director of NewMarket Development Corporation
M. Rudolph West

By:	/s/ David A. Fiorenza	Director of NewMarket Development Corporation
David A. Fiorenza

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

GAMBLE’S HILL LANDING, LLC

By:	NEWMARKET DEVELOPMENT
CORPORATION, its Manager

By:	/s/ Bruce R. Hazelgrove, III
Bruce R. Hazelgrove, III Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Thomas E. Gottwald	President, Chief Executive Officer and Director of
	Thomas E. Gottwald	NewMarket Development Corporation, the Manager of Foundry Park I, LLC (Principal Executive Officer)

By:	/s/ Bruce R. Hazelgrove, III	Vice President and Director of NewMarket Development
	Bruce R. Hazelgrove, III	Corporation (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ M. Rudolph West	Director of NewMarket Development Corporation
M. Rudolph West

By:	/s/ David A. Fiorenza	Director of NewMarket Development Corporation
David A. Fiorenza

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 5th day of March, 2007.

GAMBLE’S HILL THIRD STREET, LLC

By:	NEWMARKET DEVELOPMENT
CORPORATION, its Manager

By:	/s/ Bruce R. Hazelgrove, III
Bruce R. Hazelgrove, III Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Thomas E. Gottwald and David A. Fiorenza, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of March, 2007.

Signature		Title

By:	/s/ Thomas E. Gottwald	President, Chief Executive Officer and Director of
	Thomas E. Gottwald	NewMarket Development Corporation, the Manager of Foundry Park I, LLC (Principal Executive Officer)

By:	/s/ Bruce R. Hazelgrove, III	Vice President and Director of NewMarket Development
	Bruce R. Hazelgrove, III	Corporation (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ M. Rudolph West	Director of NewMarket Development Corporation
M. Rudolph West

By:	/s/ David A. Fiorenza	Director of NewMarket Development Corporation
David A. Fiorenza

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation of NewMarket Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 1-32190) filed with the SEC on March 14, 2005).

3.2	Amended Bylaws of NewMarket Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-32190) filed with the SEC on February 28, 2005).

3.3	Certificate of Incorporation of Afton Chemical Corporation, as amended.

3.4	Bylaws of Afton Chemical Corporation.

3.5	Articles of Organization of Afton Chemical Intangibles LLC.

3.6	Operating Agreement of Afton Chemical Intangibles LLC.

3.7	Articles of Organization of Afton Chemical Asia Pacific LLC.

3.8	Operating Agreement of Afton Chemical Asia Pacific LLC.

3.9	Articles of Incorporation of Afton Chemical Canada Holdings, Inc.

3.10	Bylaws of Afton Chemical Canada Holdings, Inc.

3.11	Articles of Incorporation of Afton Chemical Japan Holdings, Inc., as amended.

3.12	Bylaws of Afton Chemical Japan Holdings, Inc.

3.13	Articles of Incorporation of Afton Chemical Additives Corporation, as amended.

3.14	Bylaws of Afton Chemical Additives Corporation.

3.15	Amended and Restated Articles of Incorporation of Ethyl Corporation.

3.16	Bylaws of Ethyl Corporation.

3.17	Articles of Organization of Ethyl Asia Pacific LLC.

3.18	Operating Agreement of Ethyl Asia Pacific LLC.

3.19	Articles of Incorporation of Ethyl Canada Holdings, Inc.

3.20	Bylaws of Ethyl Canada Holdings, Inc.

3.21	Articles of Incorporation of Ethyl Export Corporation.

3.22	Bylaws of Ethyl Export Corporation.

3.23	Certificate of Incorporation of Ethyl Interamerica Corporation.

3.24	Bylaws of Ethyl Interamerica Corporation.

3.25	Articles of Incorporation of Ethyl Ventures, Inc.

3.26	Bylaws of Ethyl Ventures, Inc.

3.27	Articles of Incorporation of Interamerica Terminals Corporation.

3.28	Bylaws of Interamerica Terminals Corporation.

3.29	Articles of Incorporation of The Edwin Cooper Corporation.

3.30	Bylaws of The Edwin Cooper Corporation.

3.31	Articles of Incorporation of NewMarket Investment Company.

3.32	Bylaws of NewMarket Investment Company.

Exhibit Number	Description
3.33	Articles of Incorporation of NewMarket Services Corporation.

3.34	Bylaws of NewMarket Services Corporation.

3.35	Articles of Organization of Old Town LLC.

3.36	Amended and Restated Declaration of Operation of Old Town LLC.

3.37	Articles of Incorporation of NewMarket Development Corporation.

3.38	Bylaws of NewMarket Development Corporation.

3.39	Articles of Organization of Foundry Park I, LLC.

3.40	Amended and Restated Operating Agreement of Foundry Park I, LLC.

3.41	Articles of Organization of Foundry Park II, LLC.

3.42	Amended and Restated Operating Agreement of Foundry Park II, LLC.

3.43	Articles of Organization of Gamble’s Hill, LLC

3.44	Operating Agreement of Gamble’s Hill, LLC.

3.45	Articles of Organization of Gamble’s Hill Tredegar, LLC.

3.46	Operating Agreement of Gamble’s Hill Tredegar, LLC.

3.47	Articles of Organization of Gamble’s Hill Lab, LLC.

3.48	Operating Agreement of Gamble’s Hill Lab, LLC.

3.49	Articles of Organization of Gamble’s Hill Landing, LLC.

3.50	Operating Agreement of Gamble’s Hill Landing, LLC.

3.51	Articles of Organization of Gamble’s Hill Third Street, LLC.

3.52	Operating Agreement of Gamble’s Hill Third Street, LLC.

4.1	Indenture, dated as of December 12, 2006, among the Company, the Guarantors listed on the signature pages thereto and Wells Fargo Bank, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 1-32190) filed with the SEC on December 13, 2006).

4.2	First Supplemental Indenture, dated as of February 7, 2007, among the Company, NewMarket Development Corporation, Foundry Park I, LLC, Foundry Park II, LLC, Gamble’s Hill, LLC, Gamble’s Hill Tredegar, LLC, Gamble’s Hill Lab, LLC, Gamble’s Hill Landing, LLC and Gamble’s Hill Third Street, LLC, and Wells Fargo Bank, N.A., as trustee (incorporated herein by reference to Exhibit 4.8 to the Company’s Annual Report on Form 10-K (File No. 1-32190) filed with the SEC on February 26, 2007).

4.3	Form of Senior Note (included in Exhibit 4.1).

4.4	Registration Rights Agreement, dated as of December 12, 2006, among the Company, the Guarantors listed on the signature pages thereto and Credit Suisse Securities (USA) LLC (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K (File No. 1-32190) filed with the SEC on December 13, 2006).

4.5	Second Amended and Restated Credit Agreement, dated as of December 21, 2006, among the Company, SunTrust Bank, as administrative agent, SunTrust Capital Markets, as lead arranger and book manager, and the lenders from time to time parties thereto (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 1-32190) filed with the SEC on December 28, 2006).

5.1	Form of Opinion of Hunton & Williams LLP.

Exhibit Number	Description
12.1	Computation of ratios of earnings to fixed charges (incorporated by reference herein by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K (File No. 1-32190) filed with the SEC on February 26, 2007).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Senior Notes.

99.1	Letter of Transmittal.

99.2	Notice of Guaranteed Delivery.

99.3	Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner.